As filed with the Securities and Exchange Commission on February 3, 2020

Registration No. 333-235540

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRXADE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5122	46-3673928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(800) 261-0281

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Suren Ajjarapu

Chief Executive Officer

Trxade Group, Inc.

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(800) 261-0281

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:
David M. Loev, Esq.	Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. Alec Orudjev, Esq.
John S. Gillies, Esq.	Schiff Hardin LLP
The Loev Law Firm, PC	901 K Street NW, Suite 700
6300 West Loop South, Suite 280
Bellaire, Texas 77401	Washington, DC 20001
Telephone: (713) 524-4110	Telephone: (202) 778-6400
Facsimile: (713) 524-4122	Facsimile: (202) 778-6460
Email: dloev@loevlaw.com;
john@loevlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(5)
Common Stock(3)(4)	$6,900,000	$895.62

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.
(4)	Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
(5)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2020

TRXADE GROUP, INC.

806,452 Shares of Common Stock

We are offering up to 806,452 shares (based on an assumed offering price of $7.44 per share (which represents the Reverse Split (defined below) adjusted closing price of the common stock on January 23, 2020)) (the “Shares”) of common stock, $0.00001 par value, of Trxade Group, Inc., a Delaware corporation (the “Registrant”, “Trxade” or the “Company”) in a firm commitment underwritten public offering.

Our common stock is presently quoted on the OTCQB Market under the symbol “TRXD”. At present, there is a limited market for our common stock. We have applied to list our common stock on The NASDAQ Capital Market under the symbol “MEDS” simultaneously with the closing of this offering. It is a condition to the underwriter’s obligation to close that the common stock be listed on the NASDAQ Capital Market.

On January 23, 2020, the last reported sale price for our common stock on the OTCQB was $7.44 per share ($1.24 pre-Reverse Stock Split, as discussed below). Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

On October 9, 2019, our Board of Directors, and on October 15, 2019, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-ten (1-for-10), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion (the “Stockholder Authority”). Although not yet effective, the Board of Directors has approved a stock split ratio of 1-for-6 (“Reverse Stock Split”) in connection with the Stockholder Authority. We anticipate filing a Certificate of Amendment to affect the Reverse Stock Split with the Secretary of State of Delaware prior to the uplisting of our common stock on the NASDAQ Capital Market and such Reverse Stock Split being effective on, or just before, the date our common stock is uplisted to the NASDAQ Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market.

Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information depict the Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, when effective, will combine each six shares of our outstanding common stock into one share of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly will adjust, among other things, the number of shares of common stock issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 10 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” starting on page 10. Prices of our common stock as reported on the OTCQB Market may not be indicative of the prices of our common stock if our common stock were traded on some other exchange. Accordingly, an investment in our common stock is considered an illiquid investment and subject to many risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us	$		$

(1)	We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page 73 for a description of these arrangements.

We have granted a 45-day option to the representative of the underwriters to purchase up to an additional 120,967 shares of common stock (based on an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020)) solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about             2020.

Dawson James Securities, Inc. Dougherty & Company LLC

The date of this prospectus is   ,              2020.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

Certain pharmaceutical industry terms used in this prospectus are defined in the “Glossary Of Pharmaceutical Industry Terms” in Annex A of this prospectus.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 80, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 80.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Trxade Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Trxade Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Trxade” and “Trxade Group” refer to Trxade Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.” Unless otherwise indicated, except for our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information depict as if the Reverse Stock Split was effective.

About Trxade Group, Inc.

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the United States pharmaceutical industry. Our core service brings the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

We began operations as Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) in August of 2010 and initially spent two years creating and enhancing our web-based services. Our services provide enhanced pricing transparency, purchasing capabilities and other value-added services on a single platform focusing on serving the nation’s approximately 22,000 independent pharmacies with an annual purchasing power of $76 billion (according to the National Community of Pharmacists Association’s 2018 Digest). Our national supplier partners are able to fulfill orders on our platform immediately and provide pharmacies with cost saving payment terms and next day delivery capabilities in compliance with all state boards of pharmacy and federal regulations. We have expanded rapidly since 2015 and now have over 10,000 registered pharmacy members purchasing products on our sales platform.

In December 2013, we launched a second service to help pharmaceutical distributors better source their pharmaceutical needs within a highly structured single platform. This solution is designed to help purchasers overcome pharmaceutical supply issues as a means to control costs on drugs with volatile pricing, as well as to help our buyers make better purchasing choices based on their needs. Additionally, we built and, in February 2014, launched a new desktop application, named “RxGuru”, to bring product information on a just-in-time basis to our member base. Our pharmacy members benefit from this application by gaining advanced data analytics at point of purchase and patient care. RxGuru has been upgraded to continue the benefit to the pharmacies.

In 2015 and 2016, through Westminster Pharmaceuticals, LLC, our former wholly-owned subsidiary and distribution division (“Westminster”), we launched a private label pharmaceutical product program and entered into various supply contracts with pharmaceutical manufacturers to supply Westminster with generic pharmaceutical products on a private label basis to sell to our customers. In connection with this expansion, Westminster received significant funding in late 2015 and early 2016. Westminster was not profitable and in December 2016 we sold this division and exited the private label distribution business.

In October 2018, we acquired 100 percent of Community Specialty Pharmacy, LLC (“CSP”) an accredited independent retail pharmacy with a focus on specialty medications. CSP operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. We have continued CSP’s pharmacy model.

In late 2018, we launched Delivmeds.com, a consumer-based app to provide delivery of pharmaceutical products operating as part of Alliance Pharma Solutions, LLC (“Alliance”). In early 2019, as part of the SyncHealth MSO, LLC joint venture, technology was being developed to assist independent retail pharmacies to better compete with large national pharmacies on exposure, pricing, distribution and logistics. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

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Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies with access to our proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenues from these services by charging a transaction fee to the seller of the products for sales conducted via our Trxade platform. The buyers do not bear the cost of transaction fees for the purchases which they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues since 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com, information on our website is not incorporated by reference into this prospectus. Information contained on, or accessible through, our websites is not a part of, and are not incorporated by reference into, this prospectus.

Status of new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners’ greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model, “RxGuru”, integrates product insight into pharmacy acquisition cost benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity to continuously benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. Integra is intended to serve as our logistics company for pharmaceutical distribution.

Community Specialty Pharmacy, LLC. We acquired CSP on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida and focuses upon specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso Technology. Early 2019 as part of the SyncHealth MSO, LLC joint venture, technology development began that would assist independent retail pharmacies to compete better with large national pharmacies on exposure, pricing, distribution and logistics. To date, we have not realized any income from this product and currently we are in discussions to dissolve this relationship.

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Bonum Health. In October 2019, we acquired certain telehealth assets and launched the “Bonum Health Hub”. The hub connects patients to board-certified medical care at any time, and from anywhere through the Bonum Health mobile app and website portal or by visiting Bonum Health Hubs at select independent pharmacy locations.

All our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform and Bonum Health Hubs.

The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 Drug Enforcement Administration (DEA)-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms are currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA, or “Abbreviated New Drug Application”), however, with many more expected to go to market in the near future (approximately $80 billion in branded medications lost their patent protection from 2008 to 2018, according to an article in Drug Topics from August 2004, called “Big Pharma uses effective strategies to battle generic competitors”, by Martin Sipkoff), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board, or PCAOB, may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about our executive compensation arrangements;

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●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards; and

●	the ability to present more limited financial data, including presenting only three years of selected financial data in the registration statement, of which this prospectus is a part.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the last day of the end of our 2024 fiscal year (5 years from our first public offering). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.

We are choosing to irrevocably “opt out” of the extended transition periods available under Section 107 of the JOBS Act for complying with new or revised accounting standards, but we currently intend to take advantage of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you invest.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Risks of our operations not being profitable;
●	Claims relating to alleged violations of intellectual property rights of others;
●	Technical problems with our websites;
●	Risks relating to implementing our acquisition strategies;
●	The need for additional financing;
●	Our ability to manage our growth;
●	Negative effects on our operations associated with the opioid pain medication health crisis;
●	Regulatory and licensing requirement risks;
●	Risks related to changes in the U.S. healthcare environment;
●	The status of our information systems, facilities and distribution networks;
●	Risks associated with the operations of our more established competitors;
●	Regulatory changes;
●	Healthcare fraud;
●	Changes in laws or regulations relating to our operations;
●	Privacy laws;
●	System errors;
●	Dependence on current management;
●	Our growth strategy; and
●	Other risks disclosed below under “Risk Factors”.

Company Information

Our executive offices are located at 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, and our telephone number is (800) 261-0281. Our corporate website addresses are http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

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NASDAQ Listing and Reverse Stock Split

We applied to list of our common stock on the NASDAQ Capital Market. If our application to the NASDAQ Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the NASDAQ Capital Market, we will not complete the offering.

On October 9, 2019, our Board of Directors, and on October 15, 2019, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-ten (1-for-10), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion (the “Stockholder Authority”). Although not yet effective, the Board of Directors has approved a stock split ratio of 1-for-6 (“Reverse Stock Split”) in connection with the Stockholder Authority. We anticipate filing a Certificate of Amendment to affect the Reverse Stock Split with the Secretary of State of Delaware prior to the approval of the uplisting of our common stock on the NASDAQ Capital Market and such Reverse Stock Split being effective on, or just before, the date our common stock is uplisted to the NASDAQ Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market.

Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information depict the Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, when effective, will combine each six shares of our outstanding common stock into one share of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly will adjust, among other things, the number of shares of common stock issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Organizational Structure

The diagram below depicts our current organizational structure:

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THIS OFFERING

Issuer:	Trxade Group, Inc., a Delaware corporation.

Securities offered by us:

Up to 806,452 shares of common stock (up to 927,419 shares of common stock if the underwriters exercise their over-allotment option in full) (based on an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020).

Over-allotment option:	We have granted to the underwriters an option to purchase up to an additional 120,967 shares of common stock exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus (based on an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020). The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	6,539,410 (39,236,459 pre-Reverse Stock Split) shares of common stock.

Common stock to be outstanding after this offering (based on assumed offering price):	7,345,862 (44,075,169 pre-Reverse Stock Split) shares of common stock.

Use of Proceeds:	We expect to receive net proceeds from this offering of approximately $5.3 million (or approximately $6.1 million if the underwriters exercise in full their option to purchase additional shares of our common stock) after deducting estimated underwriting discounts and commissions, and after our offering expenses, estimated at $0.7 million, based on the sale of 806,452 shares in this offering at an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020). We intend to use the net proceeds from this offering to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies. See “Use of Proceeds.” The estimate of net proceeds discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

Risk factors:	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol:	Our common stock is presently quoted on the OTCQB under the trading symbol “TRXD”.

Listing Application:	We have applied to list our common stock on the NASDAQ Capital Market under the symbol “MEDS”. The approval of our listing on the NASDAQ Capital Market is a condition of closing this offering.

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

Reverse Stock Split:

Prior to the closing of this offering and/or concurrently with the closing thereof, we will affect a reverse stock split of the outstanding shares of our common stock in a ratio of 1-for-6, i.e., each six outstanding shares of common stock will be combined into one share of common stock. The reverse stock split was approved by our Board of Directors on October 9, 2019 and by our majority stockholders on October 15, 2019, with the final range of the reverse stock split (1-for-6) being approved by the Board of Directors prior to the date of this prospectus, provided that such reverse stock split is not yet effective and is not planned to become effective until just before our common stock is uplisted to the NASDAQ Capital Market. Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information depict the reverse stock split in a ratio of 1-for-6 as if it had occurred at the beginning of the earliest period presented.

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Unless we indicate otherwise, all information in this prospectus:

●	provides pro forma effect to the Reverse Stock Split of our outstanding shares of common stock, options and warrants and the corresponding adjustment of all common stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

●	is based on 6,539,410 (39,236,459 pre-Reverse Stock Split) shares of common stock issued and outstanding as of January 23, 2020;

●

assumes no exercise by the representatives of the underwriters of its option to purchase up to an additional 120,967 shares of common stock (based on an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020)) to cover over-allotments, if any;

●	excludes 524,468 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.06 to $9.00 per share;

●	excludes 346,975 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $2.46 per share to $9.60 per share;

●

excludes 10,000 shares of our common stock issuable upon the exercise of warrants to purchase a total of 10,000 shares of our common stock with exercise prices of $3.00 per share (5,000 warrants) and $0.06 per share (5,000 warrants), due to consultants, 16,667 shares of our common stock issuable upon the exercise of options to purchase 16,667 shares of our common stock, vesting over five years (beginning in November 2019), with an exercise price of $7.50 per share, due to one of our directors, and 10,000 shares of our common stock issuable upon the exercise of options to purchase 10,000 shares of our common stock, vesting over five years (beginning in January 2020), with an exercise price of $7.50 per share, due to one of our employees, which the Company is contractually obligated to grant as of the date of this prospectus, but which the Company has not entered into formal warrant or option agreements in connection with, and which have not been formally granted or documented, as of the date of this prospectus;

●

excludes a maximum of 2,462,773 shares of our common stock which may be issued to PanOptic, subject to PanOptic and SyncHealth meeting certain revenue milestones, in connection with our Joint Venture, of which none of the milestones have been met to date and which none of the milestones are projected to be met. We are currently in discussions to dissolve this relationship.

●	excludes a maximum of 108,334 shares of our common stock which may be issued to Bonum Health, LLC, a Florida limited liability company if all of the milestones set forth in that certain Asset Purchase Agreement dated October 23, 2019 are met through October 23, 2020, in connection with the placement of in-store wellness kiosks.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2018 and 2017 and the balance sheet data as of December 31, 2018 and 2017 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2019 and 2018 and the balance sheet data as of September 30, 2019 and 2018 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2017	2019	2018
			(unaudited)
Statement of Operations Data
Revenues	$3,831,778	$2,931,280	$5,740,361	$2,538,082
Cost of sales	449,049	-	2,119,894	2,345
Gross profit	3,382,729	2,931,280	3,620,467	2,535,737
General administrative and expense	3,470,345	2,536,185	3,138,150	2,313,734
Income (loss) from operations	(87,616)	395,095	482,317	222,003
Total other income (expense)	96,654	(106,112)	(271,542)	(24,972)
Net income	$9,038	$288,983	$210,775	$197,031
Net income per share, basic and diluted (not adjusted for the Reverse Stock Split)	$0.00	$0.01	$0.01	$0.01

Balance Sheet Data (at period end)
Cash and cash equivalents	$869,557	$183,914	$3,359,288	$592,765
Working capital (1)	605,710	82,119	3,359,130	538,142
Total assets	2,227,587	617,476	5,854,523	1,230,997
Total liabilities	1,382,919	929,409	1,963,974	905,407
Stockholders’ equity (deficit)	844,668	(311,933)	3,890,549	325,590

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Business

Our business, financial condition and results of operations are subject to various risks and uncertainties, including those described below and elsewhere in this prospectus. This section discusses factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. It is not possible to predict or identify all such factors. Consequently, the following description of Risk Factors is not a complete discussion of all potential risks or uncertainties applicable to our business.

We were recently unprofitable and we may incur losses in the future.

In 2017, we became profitable for the first time; in prior years, we were unprofitable and generated a net accumulated deficit of ($8,120,113). Our current business model has been in constant and improved development since 2010 with results that culminated in our first profit for the year ended December 31, 2017. Revenues generated from our consolidated operations for the years ended December 31, 2018 and 2017 were $3,831,778 and $2,931,280, respectively. Revenues generated from our consolidated operations for the nine-month periods ended September 30, 2019 and 2018 were $5,740,361 and $2,538,082, respectively.

We incurred positive net income for the years ended December 31, 2018 and 2017 of $9,038 and $288,983, respectively and $210,775 and $197,031 for the nine months ended September 30, 2019 and 2018, respectively. We may incur other losses in the foreseeable future due to the significant costs associated with our business development, including costs associated with maintaining compliance under SEC reporting standards. We cannot assure you that our operations will annually generate sufficient revenues to fund our continuing operations or to fully implement our business plan, and thereafter sustain profitability in any future period.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start and growth of a business, the implementation and execution of our business plan, and the regulatory environment affecting the distribution of pharmaceuticals in which we operate.

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We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

If we do not obtain additional financing, our business, prospects, financial condition and results of operations will be adversely affected.

Management anticipates that we will require additional working capital to pursue continued development of products, services, and marketing operations. We cannot accurately predict the timing and amount of such capital requirements. Additional financing may not be available to us when needed or, if available, it may not be obtained on commercially reasonable terms. If we are not able to obtain the necessary additional financing on a timely or commercially reasonable basis, we will be forced to delay or scale down some or all of our development activities (or perhaps even cease the operation of our business).

We have no commitments for any additional financing, and such commitments may not be obtained on favorable terms, if at all. Any additional equity financing will be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital, and other financial and operational matters. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on us.

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We have identified a material weakness in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition, cash flows and results of operations in a timely and accurate manner and/or increase the risk of future misstatements, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock and/or debt securities to decline.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Based on reviews conducted by management, we have concluded that a material weakness exists in the Company’s internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The Company has identified certain remediation actions and is in the process of implementing them, but such efforts are not complete and remain ongoing. If we do not complete our remediation in a timely manner or if our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses in our internal controls are discovered or occur in the future, it may materially adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner and there will continue to be an increased risk of future misstatements. Although we regularly review and evaluate internal controls systems to allow management to report on the effectiveness of our internal controls over financial reporting, we may discover additional weaknesses in our internal controls over financial reporting or disclosure controls and procedures. The next time we evaluate our internal controls over financial reporting and disclosure controls and procedures, if we identify one or more new material weaknesses or have been unable to timely remediate our existing material weaknesses, we would be unable to conclude that our internal controls over financial reporting or disclosure controls and procedures are effective. If we are unable to conclude that our internal controls over financial reporting or our disclosure controls and procedures are effective, or if our independent registered public accounting firm expresses an opinion that our internal controls over financial reporting is ineffective, we may not be able to report our financial condition and results of operations in a timely and accurate manner, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline. In addition, any potential future restatements could subject us to additional adverse consequences, including sanctions by the SEC, stockholder litigation and other adverse actions. Moreover, we may be the subject of further negative publicity focusing on such financial statement adjustments and resulting restatement and negative reactions from our stockholders, creditors or others with whom we do business. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

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Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space;

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and

●	manage our expanding international operations.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

The public health crisis involving the abuse of prescription opioid pain medication could have a material negative effect on our business.

Our Pharmaceutical segment distributes prescription opioid pain medications. In recent years, the abuse of prescription opioid pain medication has become a public health crisis.

A significant number of counties, municipalities and other plaintiffs, including a number of state attorneys general, have filed lawsuits against pharmaceutical manufacturers, pharmaceutical wholesale distributors, retail chains and others relating to the manufacturing, marketing or distribution of prescription opioid pain medications. The defense and resolution of future lawsuits and events relating to these lawsuits could have a material adverse effect on our results of operations, financial condition, cash flows or liquidity or have adverse reputational or operational effects on our business.

Other legislative, regulatory or industry measures related to the public health crisis involving the abuse of prescription opioid pain medication and the distribution of these medications could affect our business in ways that we may not be able to predict. For example, several states have now adopted taxes or other fees on the sale of opioids, and several other states have proposed similar legislative initiatives. These laws and proposals vary in the tax amounts imposed and the means of calculation. Liabilities for taxes or assessments under any such laws could have an adverse impact on our results of operations unless we are able to mitigate them through operational changes or commercial arrangements where permitted.

Our business is subject to rigorous regulatory and licensing requirements.

As described in greater detail in the “Business” section, our business is highly regulated in the United States, at both the federal and state level, and in foreign countries. If we fail to comply with regulatory requirements, or if allegations are made that we fail to comply, our results of operations and financial condition could be adversely affected.

To lawfully operate our businesses, we are required to obtain and hold permits, product registrations, licenses and other regulatory approvals from, and to comply with operating and security standards of, numerous governmental bodies. For example, as a wholesale distributor of controlled substances, we must hold valid DEA registrations and state-level licenses, meet various security and operating standards, and comply with the Controlled Substances Act (CSA). Failure to maintain or renew necessary permits, product registrations, licenses or approvals, or to comply with required standards, could have an adverse effect on our results of operations and financial condition.

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Products that we source and distribute must comply with regulatory requirements. Noncompliance or concerns over noncompliance may result in suspension of our ability to distribute or import products, product bans, recalls or seizures, or criminal or civil sanctions, which, in turn, could result in product liability claims and lawsuits, including class actions.

Changes to the U.S. healthcare environment may not be favorable to us.

Over a number of years, the U.S. healthcare industry has undergone significant changes designed to increase access to medical care, improve safety and patient outcomes, contain costs and increase efficiencies. These changes include adoption of the Patient Protection and Affordable Care Act (ACA), a general decline in Medicare and Medicaid reimbursement levels, efforts by healthcare insurance companies to limit or reduce payments to pharmacies and providers, the basis for payments beginning to transition from a fee-for-service model to value-based payments and risk-sharing models, and the industry shifting away from traditional healthcare venues like hospitals and into clinics, physician offices and patients’ homes.

We expect the U.S. healthcare industry to continue to change significantly in the future. Possible changes include repeal and replacement of major parts of the Patient Protection and Affordable Care Act, further reduction or limitations on governmental funding at the state or federal level, efforts by healthcare insurance companies to further limit payments for products and services or changes in legislation or regulations governing prescription pharmaceutical pricing, healthcare services or mandated benefits. These possible changes, and the uncertainty surrounding these possible changes, may cause healthcare industry participants to reduce the number of products and services they purchase from us or the price they are willing to pay for our products and services, which could adversely affect us.

Our business and operations depend on the proper functioning of information systems, critical facilities and distribution networks.

We rely on our and third-party service providers’ information systems for a wide variety of critical operations, including to obtain, rapidly process, analyze and manage data to:

●	facilitate the purchase and distribution of inventory items from distribution centers;

●	receive, process and ship orders on a timely basis;

●	manage accurate billing and collections for thousands of customers;

●	process payments to suppliers; and

●	generate financial information.

Our business also depends on the proper functioning of our critical facilities and our distribution networks. Our results of operations could be adversely affected if our or a service provider’s information systems, critical facilities or distribution networks are disrupted (including disruption of access), are damaged or fail, whether due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or due to cyber-security incidents, ransomware or other actions of third parties, including labor strikes, political unrest and terrorist attacks. Manufacturing disruptions also can occur due to regulatory action, production quality deviations, safety issues or raw material shortages or defects, or because a key product or component is manufactured at a single manufacturing facility with limited alternate facilities.

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Consolidation in the U.S. healthcare industry may negatively impact our results of operations.

In recent years, U.S. healthcare industry participants, including distributors, manufacturers, suppliers, healthcare providers, insurers and pharmacy chains, have consolidated or formed strategic alliances. Consolidations create larger enterprises with greater negotiating power, and also could result in the possible loss of a customer where the combined enterprise selects one distributor from two incumbents. If this consolidation trend continues, it could adversely affect our results of operations.

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to fend off competition.

We expect to compete with the three largest ADR distributors (McKesson, Cardinal Health and AmerisourceBergen), in addition to other pharmaceutical distributors, buying groups, software products, and various start-up drug companies. Many of these operations have substantially greater financial and manufacturer-backed resources, longer operating histories, greater name recognition and more established relationships in the industry than us. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may establish a more favorable footing in the pharmaceutical industry with respect to pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The three distributors listed above have a strong control over our industry, as they have contracts with the 24,000 independent, retail pharmacies that limit the participants’ ability to purchase pharmaceuticals outside of those primary distributors. Additional restrictive elements exist within the pharmaceutical channels of distribution. For example, a number of the inventory management systems, either developed by the distributors or third-party vendors, have been developed to require compliance to these restrictive purchasing agreements. Management anticipates that other existing and prospective competitors will adopt technologies or business plans similar to ours, or seek other means to develop operations competitive with ours, particularly if our development of large-scale production progresses as scheduled.

We will need to expand our member base or our profit margins to attain profitability.

Currently, we are paid an administrative fee of up to 6 percent of the buying price on the generic pharmaceuticals sold to pharmacies and up to 1 percent on brand pharmaceuticals that pass through our pharmaceutical exchanges. Our management is aware that the competitiveness of the group of suppliers that participate in our system and price products on our exchange is a key factor in determining how many purchasing pharmacies and wholesalers will purchase products through our platforms. However, price is not the only factor that influences where retail pharmacies will obtain their product. Quality fulfillment services are also important, and retail pharmacies have historically received quality fulfillment services from the three major ADR distributors. In order to be more competitive, we must improve our customer service and wholesaler fulfillment efforts, because the independent, retail pharmacy has for years considered this element of the fulfillment process as important as price. Other factors influencing the pharmacies purchasing behavior in the future will be changes brought upon by the ACA, which regulates some aspects of pharmaceutical spending and pricing. Management believes that we should benefit substantially from our pricing and product knowledge that is offered by our platform.

Profitability may be further increased as a result of lower cost of goods should the Company build stronger relationships with manufacturers and other larger buying groups that serve wholesalers and distributors. On a larger scale, those margins are expected to drop depending upon the breadth of products provided in the market and the sale turn rates required. We are currently undertaking a significant effort to increase our membership base through attendance at annual conferences and other strategies. Trxade has an expanded e-mail marketing strategy based on our competitive price advantages and price trend analysis tools.

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There are inherent risks associated with our operations within the Pharmaceutical Distribution Markets.

There are inherent risks involved with doing business within the pharmaceutical distribution market, including:

●	Improperly manufactured products may prove dangerous to the end consumer.
●	Products may become adulterated by improper warehousing methods or modes of shipment.
●	Counterfeit products or products with fake pedigree papers.
●	Unlicensed or unlawful participants in the distribution channel.
●	Risk with default and the assumption of credit loss.
●	Risk related to the loss of supply, or the loss of a number of suppliers.

Although all of our end-user agreements require our customers to indemnify us and for any and all liabilities resulting from our participation in the pharmaceutical distribution industry, we cannot assure you that the parties required to provide such indemnification will have the financial resources to do so. Additionally, although we have evaluated appropriate state statutes and federal laws pertaining to pharmaceutical distribution in an effort to diminish our risks, the Board of Pharmacy for each state is responsible for interpreting their state laws, and their interpretations may not comport with our analysis. It is also possible that any third-party logistics arrangements may disrupt service, create a loss of income, or other unforeseen disruptions should the service provider experience any legal, financial or other difficulties of their own.

Regulatory changes that affect our distribution channels could also harm our business.

Certain states, including California, Florida, Nevada, New Mexico and Indiana, have enacted laws that prohibit lateral movement of pharmaceuticals within the distribution channel. These laws prohibit wholesalers from selling pharmaceuticals directly from or to other wholesalers where they maintain inventory. Other states may in the future enact similar laws that place restrictions in pharmaceutical trading within the Trxade platforms. At the federal level, the implementation of the track and trace legislation by 2017 requiring the use of pharmaceutical pedigree may, in the future, restrict and disrupt the movement of pharmaceuticals along the supply chain should the cost of complying with this new legislation be too burdensome for smaller suppliers. Changes in the United States healthcare industry and regulatory environment could have a material adverse impact on our results of operations.

Many of our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. In recent years, the healthcare industry in the United States has changed significantly in an effort to enhance efficiencies, reduce costs and improve patient outcomes. These changes have included cuts in Medicare and Medicaid reimbursement levels, changes in the basis for payments, shifting away from fee-for-service and towards value-based payments and risk-sharing models, increases in the use of managed care, and consolidation in the healthcare industry generally. We expect that the healthcare industry in the United States shall continue to change and evolve in the near future. Changes in the healthcare industry’s (or our pharmaceutical suppliers’) pricing, selling, inventory, distribution or supply policies or practices could significantly reduce our revenues and net income. Additionally, if we experience disruptions in our supply of generic drugs, our margins could be adversely affected.

We distribute generic pharmaceuticals, which can be subject to both price deflation and price inflation. Continued volatility in the availability, pricing trends or reimbursement of these generic drugs, or significant fluctuations in the nature, frequency and magnitude of generic pharmaceutical launches, could have a material adverse impact on our results of operations. Additionally, any future changes in branded and generics drug pricing could be significantly different than our projections. Generic drug manufacturers are increasingly challenging the validity or enforceability of patents on branded pharmaceutical products. During the pendency of these legal challenges, a generics manufacturer may begin manufacturing and selling a generic version of the branded product prior to the final resolution of its legal challenge over the branded product’s patent. To the extent we source, contract manufacture, and distribute such generic products, the brand-name company could assert infringement claims against us. While we generally obtain indemnification against such claims from generic manufacturers as a condition of distributing their products, these rights may not be adequate or sufficient to protect us.

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The healthcare industry is highly regulated, and further regulation of our distribution businesses and technology products and services could impose increased costs, negatively impact our profit margins and the profit margins of our customers, delay the introduction or implementation of our new products, or otherwise negatively impact our business and expose us to litigation and regulatory investigations.

Healthcare fraud laws are often vague and uncertain, exposing us to potential liability.

We are subject to extensive, and frequently changing, local, state and federal laws and regulations relating to healthcare fraud, waste and abuse. Local, state and federal governments continue to strengthen their position and scrutiny over practices involving fraud, waste and abuse affecting Medicare, Medicaid and other government healthcare programs. Many of the regulations applicable to us, including those relating to marketing incentives, are vague or indefinite and have not been interpreted by the courts. The regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could become liable for damages and suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

Laws reducing reimbursements for pharmaceuticals could ruin our industry.

Both our profit margins and the profit margins of our customers may be adversely affected by laws and regulations reducing reimbursement rates for pharmaceuticals, medical treatments and related services, or changing the methodology by which reimbursement levels are determined. The federal government may adopt measures that could reduce Medicare or Medicaid spending, or impose additional requirements on healthcare entities. We cannot predict what alternative or additional deficit reduction initiatives or Medicare payment reductions, if any, will ultimately be enacted into law, or the timing or affect any such initiatives or reductions would have on us. Any of the changes discussed above may have a material adverse impact on our results of operations

Operating, security and licensure standards of federal agencies challenge our ability to comply with applicable laws and regulations.

We are subject to the operating and security standards of the Drug Enforcement Administration (the DEA), the U.S. Food and Drug Administration (the FDA), various state boards of pharmacy, state health departments, the U.S. Department of Health and Human Services (HHS), the Centers for Medicare & Medicaid Services (CMS), and other comparable agencies. Although we have enhanced our procedures to ensure compliance, a regulatory agency or tribunal may conclude that our operations are not compliant with applicable laws and regulations. In addition, we may be unable to maintain or renew existing permits, licenses or any other regulatory approvals or obtain without significant delay future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could lead to litigation and have a material adverse impact on our results of operations.

Pedigree tracking laws and regulations could increase our regulatory burdens.

Congress and state and federal agencies, including state boards of pharmacy and departments of health and the FDA, have made increased efforts in the past year to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated or mislabeled drugs into the pharmaceutical distribution system (otherwise known as “pedigree tracking”). In November 2013, Congress passed (and President Barack Obama signed into law) the Drug Quality and Security Act (the “DQSA”). The DQSA establishes federal standards requiring supply-chain stakeholders to participate in an electronic, interoperable, lot-level prescription drug track-and-trace system. The law also preempts state drug pedigree requirements and establishes new requirements for drug wholesale distributors and third-party logistics providers, including licensing requirements in states that had not previously licensed such entities.

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In addition, the Food and Drug Administration Amendments Act of 2007 requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include track-and-trace or authentication technologies, such as radio frequency identification devices, 2D data matrix barcodes, and other similar technologies. On March 26, 2010, the FDA released the Serialized Numerical Identifier (the “SNI”) guidance for manufacturers who serialize pharmaceutical packaging. We expect to be able to accommodate these SNI regulations in our distribution operations. The DQSA and other pedigree tracking laws and regulations could increase the overall regulatory burden and costs associated with our pharmaceutical distribution business and could have a material adverse impact on our results of operations.

We are uncertain how new privacy laws shall be interpreted.

There are numerous federal and state laws and regulations related to the privacy and security of personal information. In particular, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (HIPAA) establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. We are directly subject to certain provisions of the regulations as a “Business Associate” through our relationships with customers. We are also directly subject to the HIPAA privacy and security regulations as a “Covered Entity” with respect to our operations as a healthcare clearinghouse, specialty pharmacy and medical surgical supply business. If we are unable to properly protect the privacy and security of protected health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with applicable HIPAA privacy and security standards, we could face civil and criminal penalties. Although we have implemented and continue to maintain policies and processes to assist us in complying with these regulations and our contractual obligations, we cannot provide assurances regarding how these regulations will be interpreted, enforced or applied by the government and regulators to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level might also require us to make costly system purchases /or modifications from time to time.

There are continued uncertainties associated with efforts to change or repeal healthcare reforms, and we cannot predict their full effect on us at this time.

The ACA significantly expanded health insurance coverage to uninsured Americans and changed the way healthcare is financed by both governmental and private payers. While certain provisions of the ACA took effect immediately, others have delayed effective dates or require further rulemaking action or regulatory guidance by governmental agencies to implement or finalize (e.g. nondiscrimination in health programs and activities, or excise taxes on high-cost employer-sponsored health coverage). Further, as a result of the November 2016 U.S. presidential election, there are continued uncertainties associated with efforts to change or repeal certain provisions of the ACA or other healthcare reforms, and we cannot predict their full effect on thus at this time. A top legislative priority of the Trump presidential administration and Congress may be significant reform of the ACA, as discussed above. While there is currently a substantial lack of clarity around the likelihood, timing and details of any such policies and reforms, such policies and reforms may have a material adverse impact on our results of operations.

Medical billing and coding laws may subject us to fines and investigations.

Medical billing, coding and collection activities are governed by numerous federal and state civil and criminal laws. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Any such proceeding or investigation could have a material adverse impact on our results of operations.

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System errors or failures of our platform or services to conform to specifications could cause unforeseen liabilities or injury, harm our reputation and have a material adverse impact on our results of operations.

The software and technology services that we operate are complex. As with complex systems offered by others, our software and technology services may contain errors, especially when first introduced. Failure of a customer’s system to perform in accordance with our documentation could constitute a breach of warranty and could require us to incur additional expense in order to make the system comply with the documentation. If such failure is not remedied in a timely manner, it could constitute a material breach under a contract, allowing the client to cancel the contract, obtain refunds of amounts previously paid, or assert claims for significant damages.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of your investment.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds.

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our customers. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a stockholder’s investment.

We do not have a traditional credit facility with a financial institution, which may adversely impact our operations.

We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of such a facility could adversely impact our operations, as it may constrain our ability to have available the working capital for equipment purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our business development efforts. Without credit facilities, we could be forced to cease operations and investors in our securities could lose their entire investment.

We are dependent upon our current management, who may have conflicts of interest.

We are dependent upon the efforts of our current management. All of our officers and directors have duties and affiliations with other companies. Even though these companies are not competitors or involved in pharmaceutical distribution, involvement of our officers and directors in other businesses may still present a conflict of interest regarding decisions they make for Trxade or with respect to the amount of time available for Trxade. The loss of any of our officers or directors and, in particular, Mr. Patel or Mr. Ajjarapu, could have a materially adverse effect upon our business and future prospects.

We do not have key-man life insurance upon the life of any of our officers or directors. While our management team has considerable information technology and entrepreneurial experience, none of our management was involved in pharmaceutical distribution prior to joining the Company and, as such, did not have any technical experience in pharmaceutical distribution prior to joining us. Upon obtaining adequate funding, management intends to hire qualified and experienced personnel, including additional officers and directors, and specialists, professionals and consulting firms to advise management, as needed; however, management may not be successful in raising the necessary funds in respect of recruiting, hiring and retaining such qualified individuals and firms.

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A significant disruption in our computer systems could adversely affect our operations.

We rely extensively on our computer systems to manage our ordering, pricing, point-of-sale, pharmacy fulfillment, inventory replenishment, customer program, finance and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, vandalism, natural disasters, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If any of our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. In addition, we are currently making, and expect to continue to make, substantial investments in our information technology systems and infrastructure, some of which are significant. Upgrades involve replacing existing systems with successor systems, making changes to existing systems, or cost-effectively acquiring new systems with new functionality. Implementing new systems carries significant potential risks, including failure to operate as designed, potential loss or corruption of data or information, cost overruns, implementation delays, disruption of operations, and the potential inability to meet business and reporting requirements. While we are aware of inherent risks associated with replacing these systems and believe we are taking reasonable action to mitigate known risks, these technology initiatives may not be deployed as planned or may not be timely implemented without disruption to our operations.

We rely on third party contracts.

We depend on others to provide products and services to us. We do not manufacture pharmaceuticals and we do not sell pharmaceuticals to the end consumer. We do not control these wholesalers, suppliers and purchasers and, although our arrangements with them will be terminable or of limited length, a change may be difficult to implement. At this time, we have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe that those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the wholesalers decided no longer to do business with us, that supplier void would materially and adversely affect our competitiveness in the marketplace.

It may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.

Our operations are subject to extensive regulation by the U.S. federal and state governments. In addition, as we expand our operations, we may also become subject to the regulations of foreign jurisdictions, as well as additional regulations relating to environmental matters, transportation of pharmaceutical products, shipping restrictions, and import and export restrictions.

Further, the enactment of new rules and regulations could adversely affect our business. For example, the ACA has the primary goal of reducing the cost of healthcare and providing medical coverage to some of the nation’s 25 million uninsured. Depending on future enforcement or additional rules and regulations created around it, pharmaceutical pricing controls could be established resulting in substantially reduced margins and limited reimbursement for pharmacies and all other healthcare provider bases. In turn, this may adversely affect our cash flow, profitability, and growth.

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC-reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and eXtensible Business Reporting Language (XBRL) and EDGAR (Electronic Data Gathering, Analysis, and Retrieval) service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

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The additional costs we continue to incur in connection with becoming a reporting company (expected to be several hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

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Risks Related to Our Common Stock and the Offering

There is no guarantee that our application to list our common stock on NASDAQ will be approved, and if our common stock is listed on NASDAQ, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards.

As a condition to consummating this offering, our common stock offered in this prospectus must be listed on the NASDAQ Capital Market. Accordingly, we have applied to list our common stock on the NASDAQ Capital Market under the symbol “MEDS”. There can be no assurance that the NASDAQ Capital Market will approve our application for the listing of our common stock. The approval process for the listing of our shares on the NASDAQ Capital Market, or any other exchange, involves factors beyond our control.

Assuming that our common stock is listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriters are not obligated to make a market in our securities, and even they do make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock is approved for listing on the NASDAQ Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NASDAQ’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from NASDAQ.

Among the conditions required for continued listing on the NASDAQ Capital Market, NASDAQ requires us to maintain at least $2.5 million in stockholders’ equity or $500,000 in net income over the prior two years or two of the prior three years, to have a majority of independent directors, and to maintain a stock price over $1.00 per share. If our common stock is approved for listing on the NASDAQ Capital Market, our stockholders’ equity may not remain above NASDAQ’s $2.5 million minimum, we may not generate over $500,000 of yearly net income, we may not be able to maintain independent directors, and we may not be able to maintain a stock price over $1.00 per share. If we fail to timely comply with the applicable requirements, our stock may be delisted. In addition, even if we demonstrate compliance with the requirements above, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on the NASDAQ Capital Market. Delisting from the NASDAQ Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a NASDAQ Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from the NASDAQ Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by NASDAQ, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from the NASDAQ Capital Market, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

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Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to this offering), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock will not be considered “penny stock” following this offering since it will be listed on the NASDAQ Capital Market, if we are unable to maintain that listing and our common stock on the NASDAQ Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

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The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

A significant number of our shares are eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Most of our common stock is available for resale in the public market, and if sold would increase the supply of our common stock, thereby causing a decrease in its price. Some or all of our shares of common stock may be offered from time to time in the open market pursuant to compliance with Rule 144, which sales could have a depressive effect on the market for our shares of common stock. Subject to certain restrictions, a person who has held restricted shares for a period of six months may generally sell common stock into the market.

The limitation of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to them may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a specific provision that limits the liability of our directors for monetary damages to the Company and the Company’s stockholders. We also have contractual indemnification obligations under our employment and engagement agreements with our executive officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our stockholders.

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There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our comment stock may be volatile.

The market price of our common stock will likely be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

The exercise of outstanding warrants, options and shares issued in connection with a joint venture and acquisition will be dilutive to our existing stockholders.

As of January 23, 2020, we had 6,539,410 (39,236,459 pre-Reverse Stock Split) shares of our common stock issued and outstanding and the following securities, which are exercisable into shares of our common stock, which are due to be issued or granted, and which are contingently issuable:

● 524,468 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.06 to $9.00 per share;

● 346,975 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $2.46 per share to $9.60 per share;

● warrants to purchase a total of 10,000 shares of our common stock with exercise prices of $3.00 per share (5,000 warrants) and $0.06 per share (5,000 warrants), due to consultants, options to purchase 16,667 shares of our common stock, vesting over five years (beginning in November 2019), with an exercise price of $7.50 per share, due to one of our directors, and 10,000 shares of our common stock issuable upon the exercise of options to purchase 10,000 shares of our common stock, vesting over five years (beginning in January 2020), with an exercise price of $7.50 per share, due to one of our employees, which the Company is contractually obligated to grant as of the date of this prospectus, but which the Company has not entered into formal warrant or option agreements in connection with, and which have not been formally granted or documented, as of the date of this prospectus;

● a maximum of 2,462,773 shares of our common stock which may be issued to PanOptic, subject to PanOptic and SyncHealth meeting certain revenue milestones, in connection with our Joint Venture, of which none of the milestones have been met to date and which none of the milestones are projected to be met by January 31, 2020, the end of the period pursuant to which the shares can be earned, pursuant to the Company’s current projections. As such, the Company does not anticipate issuing any shares of common stock to PanOptic pursuant to the terms of the Joint Venture. We are currently in discussions to dissolve this relationship; and

● a maximum of 108,334 shares of our common stock which may be issued to Bonum Health, LLC, a Florida limited liability company if all of the milestones set forth in that certain Asset Purchase Agreement dated October 23, 2019 are met through October 23, 2020, in connection with the placement of in-store wellness kiosks.

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Shares issued to Bonum Health, LLC will cause significant dilution to existing stockholders.

On October 23, 2019, the Company entered into an Asset Purchase Agreement with Bonum Health, LLC, pursuant to which the Company acquired from the Seller, all of the Seller’s assets and operations relating to Seller’s operation as a telehealth service provider. We issued 41,667 shares to the Seller on the Closing Date, and agreed to issue up to 108,334 additional shares, as follows: (1) 40,000 shares upon the placement, by the Company, of 40 in-store wellness kiosks, utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date; (2) 34,167 shares upon placement, by the Company, of 70 in-store wellness kiosks utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date; and (3) 34,167 shares upon placement, by the Company, of 100 in-store wellness kiosks utilizing the Tele Meds Platform on or before the first anniversary of the Closing Date. Subsequent to the acquisition, the Company determined that the assets were not usable and wrote off the value of the assets amounting to approximately $359,000.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $6 million in common stock offered in this offering, at an assumed public offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020), and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $6.28 per share, at the assumed public offering price. We also have a large number of outstanding stock options and warrants to purchase common stock with exercise prices that are below the public offering price of our common stock. To the extent that these options and warrants are exercised, you will experience further dilution.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock or preferred stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock. Any future dividends on common stock will be declared at the discretion of our Board of Directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our directors have the right to authorize the issuance of shares of preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

The market price for our common stock is particularly volatile, given our status as a relatively unknown company with a small and thinly quoted public float, and lack of profitability, which could lead to wide fluctuations in our share price.

The market for our common stock will most likely continue to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price would be attributable to a number of factors. First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

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Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in our industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

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Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Anti-takeover provisions may impede the acquisition of Trxade.

Certain provisions of the Delaware General Corporation Law (DGCL) have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring Trxade to negotiate with, and to obtain the approval of, our directors, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of Trxade, including an acquisition in which the stockholders might otherwise receive a premium for their shares. In addition, we can also authorize “blank check” preferred stock, which could be issued by our Board of Directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock. See also “Description of Capital Stock” – “Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law”, below.

Our Chief Executive Officer and President are our two largest stockholders and, as a result, they can exert control over us and have actual or potential interests that may diverge from yours.

Suren Ajjarapu, our CEO, and Prashant Patel, our President, beneficially own, in the aggregate, over 66% of our common stock and will continue to own over 60% of our common stock following the offering. As a result, these stockholders, acting together, will be able to influence many matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive our stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our company and may affect the market price of our stock.

Further, Mr. Ajjarapu and Mr. Patel may have interests that diverge from those of other holders of our common stock. As a result, Mr. Ajjarapu and Mr. Patel may vote the shares they own or control or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through this control, Mr. Ajjarapu and Mr. Patel can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and the composition of our Board of Directors.

Stockholders who hold unregistered shares of our common stock will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made unless we continue to be subject to Section 13 or 15(d) of the Exchange Act, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned).

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The interests of stockholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our company.

Our Board of Directors has authority, without action or vote of the stockholders, but subject, when our common stock is approved for listing on the NASDAQ Capital Market, to the rules of the NASDAQ Capital Market, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other stockholders. Our ability to issue shares without stockholder approval serves to enhance existing management’s ability to maintain control of our company.

Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Certificate of Incorporation provides for indemnification as follows: “To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Our common stock may continue to be followed by only a limited number of analysts and there may continue to be a limited number of institutions acting as market makers for our common stock.

For the foreseeable future, our common stock is unlikely to be followed by a significant number of market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

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We will incur significant costs to ensure compliance with U.S. and NASDAQ Capital Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and NASDAQ Capital Market corporate governance requirements (assuming our common stock is approved for listing on the NASDAQ Capital Market), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the NASDAQ Capital Market. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We anticipate effecting a reverse stock split of our outstanding common stock prior to the closing of this offering.

We expect that the Reverse Stock Split will increase the market price of our common stock while our stock is trading and enable us to meet the minimum market price requirement of the listing rules of the NASDAQ Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the NASDAQ Capital Market, or if it does, that such price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the NASDAQ Capital Market, in which case such an offering may not be completed.

Even if the Reverse Stock Split achieves the requisite increase in the market price of our common stock, there can be no assurance that we will be approved for listing on the NASDAQ Capital Market or able to comply with other continued listing standards of the NASDAQ Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum market price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to be approved for listing on the NASDAQ Capital Market or maintain a listing of our common stock on the NASDAQ Capital Market. Our failure to meet these requirements may result in our common stock being delisted from the NASDAQ Capital Market.

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales.

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Risks Relating to The JOBS Act:

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.07 billion (subject to adjustment for inflation), (ii) the last day of the end of our 2024 fiscal year (5 years from our first public offering), (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Our election not to opt out of JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company”, can adopt the standard for the private company. This may make a comparison of our financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The JOBS Act also allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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The Company currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which it would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

For all of the foregoing reasons and others set forth herein, an investment in our securities in involves a high degree of risk.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares of common stock in this offering will be approximately $5.3 million, after deducting estimated underwriting discounts and commissions and offering expenses, based on the sale of 806,452 shares in this offering at an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020). Our net proceeds will increase by approximately $828,000 if the underwriters’ over-allotment option to purchase additional shares of common stock is exercised in full (based on the same assumed sale price and figures described above). The estimate of net proceeds discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

We intend to use the net proceeds from this offering to fund working capital and general corporate purposes and possibly acquisitions of other companies, products or technologies.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

CAPITALIZATION

The following table shows:

●	Our capitalization as of September 30, 2019; and

●

On a pro forma basis, our unaudited capitalization as of September 30, 2019, as adjusted to reflect the receipt of the net proceeds from the sale by us in this offering of shares of common stock, after deducting $719,896 in estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on the sale of 806,452 shares in this offering at an assumed offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020).

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2019
	Actual*	As Adjusted (1)(2)
	(unaudited)
Cash and cash equivalents	$3,359,288	$8,639,392
Stockholders’ equity:
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; and 6,439,410 (38,636,459 pre-Reverse Stock Split) and 7,245,862 (43,475,169 pre-Reverse Stock Split) shares issued and outstanding, respectively	64	72
Additional Paid-in Capital	11,790,785	17,070,881
Accumulated deficit	(7,900,300)	(7,900,300)
Total stockholders’ equity	3,890,549	9,170,653
Total capitalization	$3,890,549	$9,170,653

* Adjusted for the 1-for-6 Reverse Stock Split.

(1)

The pro forma gives effect to the sale in this offering of 806,452 shares at an assumed public offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020), after deducting the underwriting discounts and commissions and estimated offering expenses. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

(2)

The number of shares of common stock to be outstanding after the offering is based on 6,439,410 (38,636,549 pre-reverse split), which is the number of shares outstanding on September 30, 2019, together with the 806,452 shares assumed to be sold in the offering, assumes no exercise by the underwriters of their option to purchase up to an additional 120,967 shares of common stock to cover over-allotments (based on the assumed offering terms described above), if any, and excludes:

●	524,468 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.06 to $9.00 per share;

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●	346,975 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $2.46 per share to $9.60 per share;

●

10,000 shares of our common stock issuable upon the exercise of warrants to purchase a total of 10,000 shares of our common stock with exercises prices of $3.00 per share (5,000 warrants) and $0.06 per share (5,000 warrants), due to consultants, 16,667 shares of our common stock issuable upon the exercise of options to purchase 16,667 shares of our common stock, vesting over five years (beginning in November 2019), with an exercise price of $7.50 per share, due to one of our directors, and 10,000 shares of our common stock issuable upon the exercise of options to purchase 10,000 shares of our common stock, vesting over five years (beginning in January 2020), with an exercise price of $7.50 per share, due to one of our employees, which the Company is contractually obligated to grant as of the date of this prospectus, but which the Company has not entered into formal warrant or option agreements in connection with, and which have not been formally granted or documented, as of the date of this prospectus;

●

a maximum of 2,462,773 shares of our common stock which may be issued to PanOptic, subject to PanOptic and SyncHealth meeting certain revenue milestones, in connection with our Joint Venture, of which none of the milestones have been met to date and which none of the milestones are projected to be met. We are currently in discussions to dissolve this relationship.

●	excludes a maximum of 108,334 shares of our common stock which may be issued to Bonum Health, LLC, a Florida limited liability company if all of the milestones set forth in that certain Asset Purchase Agreement dated October 23, 2019 are met through October 23, 2020, in connection with the placement of in-store wellness kiosks.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of September 30, 2019 was $3,092,022 or approximately $0.48 per share after giving pro forma effect to the Reverse Stock Split of our outstanding common stock ($0.08 pre-Reverse Stock Split). Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering, after giving pro forma effect to the Reverse Stock Split of our outstanding common stock. After giving effect to our sale of 806,452 shares in this offering at an assumed public offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020), and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of September 30, 2019 would have been $1.16 per share after giving pro forma effect to the Reverse Stock Split of our outstanding common stock. This represents an immediate increase in net tangible book value of $0.68 per share to existing stockholders and an immediate dilution in net tangible book value of $6.28 per share to purchasers of common stock in this offering, as illustrated in the following table:

Public offering price per share		$7.44
Net tangible book value per share as of September 30, 2019	$0.48
Increase per share attributable to new investors	$0.68
Pro forma net tangible book value per share after giving effect to the offering		$1.16
Dilution per share to new investors		$6.28

The pro forma as adjusted information discussed above and below is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

The following table sets forth, as of January 23, 2020, the number of shares of  common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing common stock in this offering (based on the sale of 806,452 shares in this offering at an assumed public offering price of $7.44 per share (which represents the Reverse Split adjusted closing price of the common stock on January 23, 2020), after giving pro forma effect to the new investors in this offering at the public offering price of $7.44 per share, together with the total consideration paid an average price per share paid by each of these groups, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount*	Percent	per Share
Existing stockholders	6,539,410	89.0%	$7,929	56.9%	$1.21
New investors	806,452	11.0%	$6,000	43.1%	$7.44
Total	7,345,862	100.0%	$13,929	100.0%

* In thousands.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is presently quoted on the OTCQB Market, operated by OTC Markets Group, under the symbol “TRXD”. At present, there is a very limited market for our common stock. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

We have applied to list our common stock on The NASDAQ Capital Market under the symbol “MEDS”. The approval of our listing on the NASDAQ Capital Market is a condition of closing this offering. No assurance can be given that our application will be accepted.

On January 23, 2020, the closing price for our common stock on the OTCQB Market was $7.44 ($1.24 pre-reverse split) per share with respect to an insignificant volume of shares.

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The volume of shares traded on the OTCQB Market was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders

According to the records of our transfer agent, as of January 23, 2020, there were approximately 64 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. Discussion of our business and overall analysis of financial and other highlights affecting us, to provide context for the remainder of MD&A.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Results of Operations. An analysis of our financial results comparing the twelve months ended December 31, 2018 and 2017 and three- and nine-month periods ended September 30, 2019 and 2018.

●	Critical Accounting Policies. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,” and in other reports we file with the SEC. All references to years relate to the calendar year ended December 31 of the particular year. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

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The following discussion is based upon our Consolidated Financial Statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, the fulfillment of orders, the purchase of supplies, and the building of inventory, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to sales returns, pricing credits, warranty costs, allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, contract manufacturer exposures for carrying and obsolete material charges, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes to these statements included in this prospectus. For all periods presented, the consolidated statements of income and consolidated balance sheet data set forth in this prospectus have been adjusted for the reclassification of discontinued operations information, unless otherwise noted.

Nine-month Period Ended September 30, 2019 Compared to Nine-month Period Ended September 30, 2018

	Nine-months Ended
	September 30, 2019	September 30, 2018

Revenues	$5,740,361	$2,538,082
Cost of Sales	2,119,894	2,345

Gross Profit	3,620,467	2,535,737
Operating Expenses:
General and Administrative (less warrants and options)	2,970,193	2,180,686
Warrants and Options Expense	167,957	133,048
Total General and Administrative/Operating Expense	3,138,150	2,313,734

Investment Loss	(250,000)	-
Loss on Debt Extinguishment	-	(7,444)
Other Income	25,275	22,500
Interest Expense	(46,817)	(40,028)

Net Income	$210,775	$197,031

Substantially all of our revenues during the nine-months ended September 30, 2018 were from Trxade platform revenue. Revenues increased in the nine-months ended September 30, 2019, compared to the prior period, by $3,202,279 with the addition of Community Specialty Pharmacy, LLC, our partially- owned accredited independent retail pharmacy and Integra Pharma, LLC, which is wholly-owned.

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General and administrative expenses (less warrant and option expense) increased for the nine-months ended September 30, 2019 to $2,970,193 compared to $2,180,686 for the comparable period in 2018. This was mainly due to an increase in rent and employee cash compensation as a result of the acquisition of Community Specialty Pharmacy, LLC and Integra Pharma, LLC becoming operational.

Warrant and options expense in the 2019 and 2018 periods represent compensation cost-related to the issuance of employee stock options and warrants to a director.

We had a $250,000 investment loss for the nine months ended September 30, 2019, relating mainly to the impairment of our investment in SyncHealth.

Three Month Period Ended September 30, 2019 Compared to Three Month Period Ended September 30, 2018

	Three Months Ended
	September 30, 2019	September 30, 2018

Revenues	$2,311,426	$847,471
Cost of Sales	1,000,917	2,345

Gross Profit	1,310,509	845,126
Operating Expenses:
General and Administrative (less warrants and option expense)	1,064,689	708,321
Warrants and Options Expense	67,967	44,976
Total General and Administrative/Operating Expense	1,132,656	753,297

Investment Loss	(162,178)	-
Other Income	25,275	22,500
Loss on Debt Extinguishment	-	(7,444)
Interest Expense	(13,385)	(12,636)

Net Income	$27,565	$94,249

Substantially all of our revenues during the three months ended September 30, 2018 were from Trxade platform revenue. Revenues increased by $1,463,955 for the three months ended September 30, 2019, compared to the prior period, due to the addition of Community Specialty Pharmacy, LLC and Integra Pharma, LLC.

General and administrative expenses (less warrant and option expense) increased for the three months ended September 30, 2019 to $1,064,689, compared to $708,321 for the comparable period in 2018. This was mainly due to an increase in rent and employee cash compensation directly as a result of the acquisition of Community Specialty Pharmacy, LLC and Integra Pharma becoming operational.

Warrant and options expense in the 2019 and 2018 period represent compensation cost-related to the issuance of employee stock options and warrants to a director.

We had a $162,178 investment loss for the three months ended September 30, 2019, relating to the impairment of our investment in SyncHealth.

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Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
Revenues	$3,831,778	$2,931,280
Cost of Sales	449,049	-

Gross Profit	3,382,729	2,931,280
Operating Expenses:
Technology	949,948	863,324
General and Administrative	2,350,569	1,405,026
Warrants and Options Expense	169,828	267,835
Total Operating Expense	3,470,345	2,536,185

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)

Net Income	$9,038	$288,983

Substantially all of our revenues during the years ended December 31, 2018, and 2017 were from platform revenue. Revenues increased for the Fiscal Year ended December 31, 2018 to $3,831,778 compared to $2,931,280 for the comparable period in 2017. This increase was attributable to the mix of pharmaceuticals sold on the platform, brands vs. generics, the fee for generics are higher than brands. Our sales department has continued to add customers in 2018 through direct marketing and customer training. In 2018, with the acquisition of Community Specialty Pharmacy, LLC in the fourth quarter, $395,418 of revenue was added.

Technology expenditures increased to $949,948 for the year ended December 31, 2018 from $863,324 for the year ended December 31, 2017 as the Company developed apps for customers.

General and administrative expenses increased for the fiscal year ended December 31, 2018 to $2,350,569 compared to $1,405,026 for the comparable period in 2017. There was an increase in legal fees, rent and employee cash compensation directly as a result of the acquisition. In addition, Trxade Conference, increased employee benefits, and computer software were additional expenditures.

Warrant and options expense in the 2018 and 2017 periods represent compensation costs related to the issuance of employee stock options.

Interest expense in 2018 was as a result of approximately $800,000 in debt borrowings. Interest expense in 2017 was as a result of approximately $700,000 in debt borrowings.

Liquidity and Capital Resources

Cash and Cash Equivalents

Cash and cash equivalents were $3,359,288 at September 30, 2019. We expect that our future available capital resources will consist primarily of cash generated from operations, remaining cash balances, borrowings, and additional funds raised through sales of debt and/or equity securities.

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Liquidity

Cash and cash equivalents, current assets, current liabilities, short term debt and working capital at the end of each period were as follows:

	September 30, 2019	December 31, 2018

Cash	$3,359,288	$869,557
Current assets (excluding cash)	955,527	596,520
Current liabilities (excluding short term debt)	633,133	538,867
Short term debt	322,552	321,500
Working Capital	3,359,130	605,710

Our principal sources of liquidity have been cash provided by operations, sales of equity and borrowings under various debt arrangements. Our principal uses of cash have been for operating expenses and acquisitions. We anticipate these uses will continue to be our principal uses of cash in the future.

The increase in cash was due to $2,455,000 raised through the sale of common stock and $324,565 provided by operating activities.

Liquidity Outlook cash explanation.

Cash Requirements

Our primary objectives for the remainder of 2019 are to continue the development of the Trxade Platform and increase our client base and operational revenue. Additional funds will be needed to continue to expand our platform and customer base and cover general and administrative expenses. We expect to pursue raising capital to fund our operations and provide personnel to expand operations and required working capital. Through these efforts, management believes that the Company will be able to obtain the liquidity necessary to fund company operations for the foreseeable future, however our operations may not generate significant positive cash flow, and additional funds may not be available to us, through borrowings or otherwise, on favorable terms when required, or at all. Where possible, we plan to raise funding through the sale of equity in public or private transactions.

We estimate our operating expenses and working capital requirements for the next 12 months to be approximately as follows:

Projected Expenses for 2019-2020	Amount
General and administrative (1)	$3,500,000
Total	$3,500,000

(1) Includes wages and payroll, legal and accounting, marketing, rent and web development.

Since inception, we have funded our operations primarily through debt and equity capital raises and operational revenue. In 2018, common stock was sold for $800,000 and we acquired new unsecured long-term debt of approximately $300,000. In 2019, common stock was sold for $2,455,000 and operating activities have provided $324,565.

We expect to continue to seek additional outside funding in the future although such financing may not be available on reasonable terms, if at all, and revenues may not continue. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. We may be unable to maintain operations at a level sufficient for investors to obtain a return on their investments in our common stock.

We will need significantly more cash to implement our plan to operate a business-to-business web-based marketplace focused on the US pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

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Cash Flows

The following table summarizes our Consolidated Statements of Cash Flows for the nine-months ended September 30, 2019 and 2018:

	Nine-months Ended
	September 30, 2019	September 30, 2018
Net Income	$210,775	$197,031
Net Cash Provided by (used in) operations:
Operating Activities	324,565	231,315
Investing Activities	(250,000)	-
Financing Activities	2,415,166	177,536
Net increase in cash and cash equivalents	$2,489,731	$408,851

Cash provided by operations for the nine-months ended September 30, 2019 was $324,565. This compared to $231,315 provided by operating activities for the nine-months ended September 30, 2018. This increase was due to the improved revenue during the nine months ended September 30, 2019.

Investing activities in 2019 include the $250,000 investment in SyncHealth MSO, LLC.

Financing activities in 2018 included $122,464 of payment of notes.

Financing activities in 2019 included $166 of proceeds from a warrant exercise, issuance of common stock for $2,455,000, and payment of short-term debt of $40,000.

The following table summarizes our Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2018 and 2017:

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
Net Income	$9,038	$288,983
Net Cash Provided by (Used in):
Operating Activities	273,386	171,670
Investing Activities	(265,279)	-
Financing Activities	677,536	(2,435)
Net increase in cash	$685,643	$169,235

Cash provided by operations for the fiscal year ended December 31, 2018 was $273,386. This compared to $171,670 provided in operating activities for the fiscal year 2017.

Investing activities include the acquisition of Community Specialty Pharmacy, LLC.

Financing activities in 2017 included $180,000 proceeds from long term debt and $250,000 in common stock issuance.

Financing activities in 2018 included $800,000 proceeds from common stock issuance.

Off-Balance Sheet Arrangements

We had no outstanding off-balance sheet arrangements as of September 30, 2019.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

In general, the Company accounts for revenue recognition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers.”

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The Company provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – the Company’s Terms and Use Agreement is acknowledged between the Wholesaler and the Company which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for product and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Stock-Based Compensation

The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), Share Based Payments to Non-Employees, and ASC 505 which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest. Effective January 1, 2019, the company adopted ASU 2018-07 for the accounting of share-based payments granted to non-employees for goods and services.

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The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

BUSINESS

The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this prospectus.

Overview

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the pharmaceutical industry in the United States. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities on a web-based platform.

CORPORATE AND ORGANIZATIONAL HISTORY

Background of XCEL

Our Company was incorporated in Delaware on July 15, 2005, as “Bluebird Exploration Company” (“Bluebird”). Bluebird was originally formed to engage in the exploitation of mineral properties. In December 2008, Bluebird changed its name to “Xcellink International, Inc.” (“XCEL”), and subsequently announced that its business plan was being expanded to include the development and marketing of platform-independent customer-centric payment systems and methodologies. XCEL was unable to raise the funds necessary to implement its business strategy, never generated any revenue and was reporting as a “shell” corporation. On January 9, 2014, Trxade Group, Inc., a privately held Nevada corporation, merged with and into XCEL, and XCEL changed its name to “Trxade Group, Inc.”

Background of Trxade

PharmaCycle LLC, a Nevada limited liability company (“PharmaCycle”), was formed in August 2010 by Prashant Patel, our President, to serve as a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. In January 2013, PharmaCycle converted into a Florida corporation and changed its name to Trxade, Inc. (“Trxade Florida”). In May 2013, Trxade Florida created a new wholly-owned subsidiary, Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”). Trxade Nevada acquired Trxade Florida pursuant to a reverse triangular merger, resulting in Trxade Florida becoming a wholly-owned subsidiary of Trxade Nevada (the “Nevada-Florida Merger”). The sole purpose of the Nevada-Florida Merger was to provide for a holding company to own Trxade Florida, the operating company. At all times, up to the Nevada-Florida Merger, Trxade Florida was capitalized exclusively by cash capital contributions from Messrs. Suren Ajjarapu and Patel, our Chief Executive Officer and President, respectively. Immediately following the Nevada-Florida Merger, Messrs. Ajjarapu and Patel collectively owned 99% of Trxade Nevada. After the Nevada-Florida Merger (but prior to the merger with XCEL), Trxade Nevada raised $670,000 through the sale of its preferred stock in private placements made to third party investors.

Reverse Merger with Trxade

On September 26, 2008, Mark Fingarson, the former President, sole Director and controlling shareholder of XCEL, sold 80,000,000 shares of XCEL (prior to the reverse split discussed below and the Reverse Stock Split) to XCEL’s then attorney, Ron McIntyre. On November 22, 2013, Trxade Nevada acquired Mr. McIntyre’s controlling interest of 80,000,000 shares in XCEL pursuant to a Purchase and Sale Agreement dated November 7, 2013. At the time of the sale, XCEL had 104,160,000 shares of common stock issued and outstanding, including the 80,000,000 shares of stock acquired by Trxade Nevada (prior to the reverse split discussed below and the planned Reverse Stock Split).

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On December 16, 2013, Trxade Nevada and XCEL entered into a definitive merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Trxade Nevada with and into XCEL, with XCEL continuing as the surviving corporation. The Merger closed on January 8, 2014. Under the terms of the Merger Agreement, we amended our certificate of incorporation and changed our name to “Trxade Group, Inc.,” and changed our trading symbol to “TRXD”.

Recapitalization of Common Stock by a Reverse Split and Increase of Authorized Shares of Stock

We also reversed our issued and outstanding stock at the ratio of one for one thousand (1:1,000) shares effective upon the closing of the Merger (the “Merger Reverse Split”). In connection with the Merger Reverse Split, 104,160,000 outstanding shares of our common stock, including the 80,000,000 shares held by Trxade Nevada, were exchanged for 104,160 post-Merger Reverse Split shares of common stock. As a result of the Merger, Trxade Nevada shareholders holding 28,800,000 shares of common stock and 670,000 shares of Series A Preferred Stock converted their shares on a one-to-one basis into 28,800,000 shares of our common stock and 670,000 shares of our Series A Preferred Stock, for an aggregate total of 29,470,000 shares. Further, 100,000 shares of our common stock (on a post-Reverse Split basis and taking into account the planned Reverse Stock Split) were issued following the Merger in connection with the conversion of our promissory notes. The 80,000,000 pre-Merger shares held by Trxade Nevada, which amounted to 13,334 shares (on a post-Reverse Split basis and taking into account the planned Reverse Stock Split), reverted to treasury stock of the Company. Except as otherwise disclosed, the share amounts in the paragraph above have not been adjusted for the Merger Reverse Split or the planned Reverse Stock Split.

Subsidiaries

We own 100% of Trxade Florida. This subsidiary is included in our attached consolidated financial statements and is engaged in the same line of business as Trxade. Trxade Florida is a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

We own 100% of Integra Pharma Solutions, LLC (formerly Pinnacle Tek, Inc., a Florida corporation) founded by Mr. Suren Ajjarapu, our CEO, in 2011 (“INTEGRA”). Until the end of 2016, INTEGRA served as our technology consultant provider, but we discontinued that line of business in 2016. We now intend that INTEGRA serve as our logistics company for pharmaceutical distribution.

We own 100% of Community Specialty Pharmacy, LLC, an independent retail specialty pharmacy with a focus on specialty medications.

We own 100% of Alliance Pharma Solutions, LLC, a Florida limited liability company, which was founded in January 2018 (“Alliance”). Alliance currently owns 30% (with the option to acquire more) of SyncHealth MSO, LLC as part of a joint venture enabling independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. Under our joint venture arrangement, we have the option to acquire 100% of SyncHealth MSO, LLC. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

Sale of Westminster

We also owned 100 percent of Westminster Pharmaceuticals LLC, a Delaware limited liability company (“Westminster”), from 2015 through December 31, 2016. Trxade Florida formed Westminster in January 2013 as its wholly-owned subsidiary. This licensed subsidiary provided state-licensed pharmacies and buying groups in the United States with pharmaceuticals approved by the United States Food and Drug Administration (the “FDA”). In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to our customers.

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In December 2016, based on our management’s strategic review of our portfolio of businesses, we committed to a plan to sell our private label generic pharmaceutical businesses. On December 31, 2016, we entered into and consummated the sale of 100% of our equity interests in Westminster, and, in connection with the sale, we exited the private label generic pharmaceuticals business line. We sold Westminster in exchange for (a) the buyer’s cancellation of $1,500,000 of indebtedness owed by us under a senior secured note, (b) our issuance of warrants to purchase 250,000 shares of our common stock (on a post-Reverse Split basis and taking into account the planned Reverse Stock Split) (the “Warrants”), and (c) the buyer’s assumption of various contracts and obligations of Westminster. We issued the Warrants to the buyer at a strike price of $0.06 per share. The Warrants have an expiration date of five years from date of grant under the terms and conditions of our warrant agreement with the buyer.

Acquisition of Community Specialty Pharmacy, LLC

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP, a non-executive officer of the Company (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company in the amount of $300,000, and warrants to purchase 67,585 shares of common stock of the Company (on a post-Reverse Split basis and taking into account the planned Reverse Stock Split) which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.06 per share, and subject to exercise restrictions which lapse over a period of three (3) years.

SyncHealth MSO, LLC Joint Venture

On January 17, 2019, the Company and Alliance Pharma Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (hereafter “Alliance,” with Alliance and Trxade referred to collectively herein as the “Trxade Parties”), entered into a transaction effective as of January 17, 2019 with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (“SyncHealth”) to enable independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

Bonum Health Asset Acquisition

On October 23, 2019 (the “Closing Date”), Bonum Health, LLC, a Delaware limited liability company, and a then newly formed wholly-owned subsidiary of the Company (“Bonum Health”) entered into an Asset Purchase Agreement with Bonum Health, LLC, a Florida limited liability company (“Seller”) and Hardikkumar Patel, the sole member of the Seller (the “Member”). Pursuant to the Asset Purchase Agreement, the Company (through Bonum Health) acquired from the Seller, certain specified assets and certain specified contracts associated with the assets of the Seller’s operation as a telehealth service provider (the Tele Meds Platform)(the “Assets”). Included with the acquisition of the Assets, were contracts (relating to the Assets), intellectual property for the Bonum Health Tele Medicine software & Technology and personal computers. The Company agreed to provide the Seller consideration equal to 41,667 shares of restricted common stock of the Company at the closing (the “Closing Shares”), and that the Seller had the right to earn up to an additional 108,334 shares of restricted common stock of the Company following the closing (the “Milestone Shares” and collectively with the Closing Shares, the “APA Shares”), as follows:

1. 40,000 shares upon the placement, by the Company, of 40 in-store wellness kiosks, utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date;

2. 34,167 shares upon placement, by the Company, of 70 in-store wellness kiosks utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date; and

3. 34,167 shares upon placement, by the Company, of 100 in-store wellness kiosks utilizing the Tele Meds Platform on or before the first anniversary of the Closing Date.

The Asset Purchase Agreement includes a three year non-compete requirement, prohibiting the Seller and the Member from competing against the Assets, customary representations and indemnification obligations, subject to a $25,000 minimal claim amount and certain limitations on liability disclosed in the Asset Purchase Agreement. Subsequent to the acquisition, the Company determined that the assets were not usable and wrote off the value of the assets amounting to approximately $359,000.

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The Asset Purchase Agreement also requires the Company to fund up to $600,000 in connection with remote hub installation, marketing and IT, subject to certain milestones set forth in the Asset Purchase Agreement (the “Funding Obligation”).

Contemporaneously with the Asset Purchase Agreement, the Company and Seller also entered into a Stock Purchase Agreement, Registration Rights Agreement and Transition Services Agreement.

Pursuant to the Stock Purchase Agreement entered into between the Company and the Seller, the Seller made certain representations to the Company in order for the Company to confirm that an exemption from registration existed for the issuance of the Closing Shares and will exist for the issuance of the Milestone Shares.

Pursuant to the Registration Rights Agreement entered into between the Company and the Seller, the Company provided the Seller piggyback registration rights in connection with the APA Shares. The Registration Rights Agreement contained customary indemnification obligations of the parties.

The Transition Services Agreement (“Services Agreement”) entered into between the Seller and the Company, requires the Seller and Member to provide installation and support and maintenance services for the installation of up to one hundred (100) remote telemedicine “Kiosks” in locations to be determined by the Company and to be available to answer questions and provide guidance as reasonably requested by the Company for a period of not more than one year.

BUSINESS OF TRXADE

Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies. Access to Trxade’s proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenue from these services by charging a transaction fee to the seller of the products for sales conducted via the Trxade platform. The buyers do not bear the cost of transaction fees for the purchases that they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues during the years ended December 31, 2018, and 2017 and the nine months ended September 30, 2019 and 2018, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com. Information on our websites is not incorporated by reference into this prospectus.

Status of any publicly announced new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

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Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model “RxGuru” integrates product insight into pharmacy acquisition benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity continuously to benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. INTEGRA is intended to serve as our logistics company for pharmaceutical distribution and has limited operations and revenue at this time.

Community Specialty Pharmacy, LLC. We acquired Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida. CSP has a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso. Trxademso technology was developed in early 2019 as part of the SyncHealth MSO, LLC joint venture to develop technology that would assist independent retail pharmacies to compete better with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any income from this product and currently we are in discussions to dissolve this relationship.

All of our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform.

Organizational Structure

The diagram below depicts our current organizational structure:

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Discontinued Operations:

Westminster Pharmaceuticals.

Westminster bought FDA-approved prescription medications from licensed pharmaceutical wholesalers and manufacturers from 2015 until 2016. Westminster stored these products at a licensed logistics location in Olive Brach, Mississippi until they were ready for delivery to Westminster’s customers once sold. In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to its customers. Westminster generated very limited revenue from the sale of its private label products. This business line was not profitable for the Company, and we sold Westminster in December 2016, thus concluding the Company’s exit from the private label generic pharmaceuticals business.

The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 DEA-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms are currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA or Abbreviated New Drug Application), however, with many more expected to go to market in the near future (approximately $80 billion in branded medications lost their patent protection from 2008 to 2018, according to an article in Drug Topics from August 2004, called “Big Pharma uses effective strategies to battle generic competitors”, by Martin Sipkoff), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

Competitive Business Conditions, Our competitive position in our Industry, and our Methods of Competition.

We expect to face competition from the three large ADR distributors (McKesson, Cardinal Health and AmerisourceBergen), other pharmaceutical distributors, buying groups, software products, and other start-up companies. Most of our competitors’ operations have substantially greater financial- and manufacturer-backed resources, longer operating histories, greater name recognition, and more established relationships in the industry.

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Other Start-up Companies.

We have identified start-ups that provide for supplier-pharmacy trading such as PharmaBid, RxCherrypick, PharmSaver, MatchRx and GenericBid, and provide web-based services similar to ours, allowing pharmacies to buy from several suppliers. Trxade differentiates itself from these exchanges by providing our pharmacies with both brand and generic pharmaceutical products. Additional companies target “direct-to-consumer” pharmacy deliveries, including Amazon.com’s PillPack, Capsule and GetRoman.com.

Buying Groups.

Buying Groups provide discounted prices to their members by negotiating better pricing with one primary wholesaler, while charging administrative fees generally ranging from 3 to 5 percent. Some Buying Groups are structured like co-operatives (such as Independent Pharmacy Cooperative (IPC) and American Pharmacy Cooperative, Inc. (APCI) and offer their members monthly or quarterly rebates. Although they can function well to bring pricing competition to the industry, they often offer rebates only after the purchase. Management does not believe Buying Groups will provide long-term savings to customers with this model given the increased transparency and competition in the industry.

Pharmaceutical Software.

Some pharmaceutical software companies compete with us to varying degrees at different levels. SureCost, for example, provides inventory management software enabling pharmacies to comply with primary supplier contracts. This software is fee-based and requires training.

Pharmacies may be reluctant to buy pharmaceuticals on the internet due to the historical negativity and uncertainty with respect to the origin and purity of drugs purchased off the web. Trxade management believes that as we continue to develop our brand, our customer base, and our vast product offerings, we will gain the trust of the market and overcome the negativity associated with purchasing via a pharmaceutical online marketplace.

One advantage that we believe we have over our competition is our ability to be flexible and fast moving in adjusting our business model to address the needs of our customer base. Trxade started by offering pharmacies a reverse auction model to enhance savings on the purchase of their pharmaceuticals. Customer feedback suggested that pharmacies prefer a more “buy now” format, which we implemented. This resulted in a “one-stop-one-search” platform to buy quality pharmaceuticals for less and a data-rich platform to help pharmacies overcome the complexities related to supply chain purchasing.

Sources and Availability of Raw Materials; Principal Suppliers.

Trxade is a web-based technology platform. Because we are not a manufacturing company, we do not need any raw materials. Our module on the platform is drug supplier-to-retailer. We bring buyers and sellers together on this platform. Our suppliers include National Apothecary Solutions, Integral RX, and South Pointe Wholesale, Inc.

Dependence on One or More Major Customers.

As of the date of this prospectus, we have over 10,000 independent pharmacies and over 30 pharmaceutical suppliers as customers, with a market potential of approximately 24,000 independent pharmacies and 1,500 regional and local suppliers. We have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the largest wholesalers decided no longer to do business with Trxade, the resulting supplier void would materially and adversely affect our competitiveness in the marketplace.

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Intellectual Property.

Although we believe that our name and brand are protected by applicable state common law trademark laws, we do not currently have any registered trademarks, patents, concessions, licenses, royalty agreements, or franchises other than “Trxade” (Serial Number 86021305), “RxGuru” (Serial Number 86024745) and our pharmaceutical pricing benchmarks, PAC. Our business operates under a proprietary software system which includes trade secrets within our database, business practices and pricing model.

Need for Government Approval of Products and Services.

We are required to hold business licenses and to follow applicable state and federal government regulations detailed herein. In October 2018, we acquired Community Specialty Pharmacy, LLC, an accredited independent retail pharmacy with a focus on specialty medications, which requires state approval, which we have obtained.

Effect of Existing or Probable Government Regulations on the Business.

Federal Drug Administration Guidelines

On April 12, 1988, President Ronald Reagan signed into law the Prescription Drug Marketing Act of 1987 (PDMA), setting the baseline for wholesale distribution regulations. The final regulations were published in 1999, establishing the minimum wholesale distribution requirements for state licensure. With the intent to prevent the introduction and retail sale of substandard, ineffective, or counterfeit drugs into the distribution system, state licensing systems moved to update their standards to match those provided federally as guided under FDA’s Guidelines for State Licensing of Wholesale Prescription Drug Distributors (21 CFR 205). PDMA established minimum federal pedigree requirements to trace the ownership of prescription drugs through the supply chain. The principal goal of the PDMA was to further secure the nation’s drug supply from counterfeit and substandard prescription drugs. The law establishes two types of distributors: “Authorized distributor[s] of record” or ADRs; and “Unauthorized distributor[s],” such as wholesalers. The pedigree requirement was to require each person engaged in the wholesale distribution of a prescription drug in interstate commerce, who is not the manufacturer or an authorized distributor of record for that drug, to provide a pedigree to the recipient. After meeting resistance from various stakeholders, the FDA delayed the effective date of the regulations several times, until final implementation in December 2006.

At the federal level the implementation of the track and trace legislation which went into effect in 2018, requires the use of pharmaceutical pedigree to track the movement of pharmaceuticals along the supply chain. The costs of complying with this new legislation may be too burdensome for many of the smaller suppliers.

State Drug Administration Guidelines

There are a number of national and state-wide regulations that have an effect on our business. All drug wholesalers must be licensed under state licensing systems, which must in turn meet the FDA guidelines under State Licensing of Wholesale Prescription Drug Distributors (21 CFR Part 205). The regulations set forth minimum requirements for prescription drug storage and security as well as for the treatment of returned, damaged, and outdated prescription drugs. Further, wholesale drug distributors must establish and maintain inventories and records of all transactions regarding the receipt and distribution of prescription drugs and make these available for inspection and copying by authorized federal, state, or local law enforcement officials. In most states, wholesale distributor licenses are issued by the State Boards of Pharmacy and require periodic renewal. Approximately 40 states also require out-of-state wholesalers that distribute drugs within their borders to be licensed as well.

California, Florida, Nevada, New Mexico and Indiana define the normal distribution channel to not include the lateral sales of pharmaceuticals between wholesalers. The new Supply Chain Act, part of the Quality Drug Act, which was signed into federal law in December 2013, precludes all states from restricting, investigating or inspecting the distribution channel and transactional history. Until the federal government provides guidelines for the new federal law, no state regulation or guideline exists.

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The warehousing of pharmaceuticals is also restricted and requires additional state licenses. Some licenses require bonds and written exams and may take some time to approve. Currently, Westminster Pharmaceuticals, our wholesale distributor, asks for formal pedigrees from the ADR wholesalers and provides pedigrees to those entities they sell to in the marketplace. This requirement limits liability and provides assurance if a recall is warranted that Trxade and its participants will receive value for the commodity.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

●	Exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

●	Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

●	Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1.07 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1.07 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

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Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)	selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold stockholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” initial public offerings (IPOs).

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

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The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Research and Development.

During the last two fiscal years, Trxade.com, InventoryRx.com, Pharmabayonline, and RxGuru have been developed as proprietary software. For the years ended December 31, 2018 and 2017, $949,948 and $863,324, respectively, was spent by the Company in technology activities, these were included in General and Administrative expenses. None of these expenses were borne directly by customers.

Cost of Compliance with Environmental Laws.

Our operations are subject to regulations under various federal, state, local and foreign laws concerning the environment, including laws addressing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions and third-party damage or personal injury claims, if in the future we were to violate or become liable under environmental laws. We are not aware of any costs or effects of our compliance with environmental laws.

Employees

Currently, we have 29 full-time employees. We also utilize numerous outside consultants. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory.

Seasonality

Our business is not directly affected by seasonal fluctuations but is affected indirectly by the fall and winter flu season, to the extent it leads to an increased demand for certain generic pharmaceuticals.

Description of Property

We do not own any real property. We entered into a new lease for our office space at 3840 Land O’ Lakes Blvd, Land O’Lakes, Florida 34639 for approximately $100,000 per year under a three-year lease agreement, beginning January 1, 2018. Our office space occupies approximately 6,300 square feet. We entered into a lease for Integra Pharma Solutions, LLC at 6308 Benjamin Road, Tampa, Florida 33634 for approximately $42,000 per year under a five-year lease agreement, effective October 17, 2018, occupying approximately 6,300 square feet. We believe our current and future facilities are adequate for our current and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities.

Legal Proceedings

In the ordinary course of business, we may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We believe the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows, except as otherwise set forth below.

In January 2020, we became aware of a complaint filed by Jitendra Jain, Manish Arora, Scariy Kumaramangalam, Harsh Datta and Balvant Arora (collectively, plaintiffs), against our wholly-owned subsidiary, Trxade, Inc. and our Chief Executive Officer, Suren Ajjarapu and Annapurna Gundlapalli, Gajan Mahendiran and Nexgen Memantine, certain unrelated persons (collectively, defendants), in the Circuit Court of Madison County, Alabama (Case: 47-CV-2019-902216.00). The complaint alleges causes of actions against the defendants including fraud in the inducement, relating to certain investments alleged to have been made by plaintiffs in Nexgen Memantine, breach of fiduciary duty, conversion and voidable transactions. The complaint relates to certain investments alleged made by the plaintiffs in Nexgen Memantine and certain alleged fraudulent transfers of assets and funds alleged to have been taken by the defendants which are unrelated to the Company. The complaint seeks $425,000 in compensatory damages and $1,275,000 in punitive damages. The Company and Mr. Ajjarapu deny in their entirety the plaintiffs’ allegations and plan to promptly seek to file a motion to dismiss the plaintiffs’ claims against the Company and Mr. Ajjarapu. The Company and Mr. Ajjarapu further refute any connections for the purpose of the suit to the other named defendants. To the Company’s and Mr. Ajjarapu’s knowledge, the complaint has no merit whatsoever and each of the Company and Mr. Ajjarapu intend to vigorously defend themselves and oppose the relief sought in the complaint.

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NASDAQ Listing and Reverse Stock Split

We have applied to list of our common stock on the NASDAQ Capital Market. If our application to the NASDAQ Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the NASDAQ Capital Market, we will not complete the offering.

On October 9, 2019, our Board of Directors, and on October 15, 2019, stockholders holding a majority of our outstanding voting shares, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-ten (1-for-10), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion (the “Stockholder Authority”). Although not yet effective, the Board of Directors has approved a stock split ratio of 1-for-6 (“Reverse Stock Split”) in connection with the Stockholder Authority. We anticipate filing a Certificate of Amendment to affect the Reverse Stock Split with the Secretary of State of Delaware prior to the approval of the uplisting of our common stock on the NASDAQ Capital Market and such Reverse Stock Split being effective on, or just before, the date our common stock is uplisted to the NASDAQ Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market.

Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information depict the Reverse Stock Split as if it was effective and as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split, when effective, will combine each six shares of our outstanding common stock into one share of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly will adjust, among other things, the number of shares of common stock issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

MANAGEMENT

Set forth below is certain information regarding our directors and executive officers as of January 23, 2020:

Name	Position	Age	Director/Officer Since
Suren Ajjarapu	Chairman, Chief Executive Officer and Secretary	49	January 2014
Prashant Patel	Director, President and Chief Operating Officer	45	January 2014
Donald G. Fell	Director	73	January 2014
Howard A. Doss	Chief Financial Officer	66	January 2014
Michael L. Peterson	Director	57	August 2016
Dr. Pamela Tenaerts	Director	55	November 2019

Business Experience

The following is a brief description of the education and business experience of our current directors and executive officers.

Suren Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary.

Mr. Ajjarapu has served as Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. Mr. Ajjarapu has also served as Chairman of the Board for Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

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Prashant Patel, Director, President and Chief Operating Officer

Mr. Patel has served as our full-time President and COO, and as a director, since our acquisition of Trxade Nevada on January 8, 2014, and as the COO and President and as a director of Trxade Nevada since its inception. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over ten years of experience in retail pharmacy and pharmaceutical logistics and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been a President and Member of the Board of Trxade Nevada since August 2010. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy. Since April 2007, Mr. Patel has been a Vice President of Holiday Pharmacy, Inc., a pharmacy. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

Howard A. Doss, Chief Financial Officer

Mr. Doss has served as our CFO since January 2014. Mr. Doss has served in a variety of capacities with accounting and investment firms. He joined the staff of Seidman & Seidman (BDO Seidman, Dallas) in 1977 and, in 1980, he joined the investment firm Van Kampen Investments, opening the firm’s southeast office in Tampa, Florida in 1982. He remained with the firm until 1996 when he joined Franklin Templeton to develop corporate retirement plan distribution. After working for the Principal Financial Group office in Tampa, Florida, Mr. Doss was City Executive for U.S. Trust in Sarasota, Florida, responsible for high net worth individuals. He retired from that position in 2009. He served as CFO and Director for Sansur Renewable Energy an alternative energy development company, from 2010 to 2012. Mr. Doss has also served as President of STARadio Corp. since 2005. Mr. Doss is a member of the America Institute of CPA’s. He is a graduate of Illinois Wesleyan University.

Donald G. Fell, Director

Mr. Fell has served as an Independent Director of our company since January 2014, as well as a director of Trxade Nevada since December. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado Springs. From 1995 – 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

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Michael L. Peterson, Director

Mr. Peterson has served as an independent Director of our company since August 2016. Since June 2018, Mr. Peterson has served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan. Mr. Peterson served as the CEO of Pedevco Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as CFO of Pedevco between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (Pedevco’s predecessor) from July 2012 to October 2014, and as Pedevco’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX.OB), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Dr. Pamela Tenaerts, Director

Since May 2012, Dr. Tenaerts has served as the Executive Director of the Clinical Trials Transformation Initiative (CTTI), located at Duke University, where she works closely with the Executive Committee to develop and implement strategies to accomplish CTTI’s mission. CTTI is a public-private partnership with the goal of developing and driving adoption of practices that will increase the quality and efficiency of clinical trials. She provides senior level oversight of the day-to-day operations of CTTI and orchestrates efforts to effectively engage all interested stakeholders to improve the conduct of clinical trials. Prior to joining CTTI, Dr. Tenaerts served as Director of European Operations with CoAxia, Inc. (a medical device company focused on cerebral ischemia, “CoAxia”), from April 2007 to May 2012 and as Director Clinical Programs with CoAxia, from April 2007 to April 2011, where she was responsible for leading outside of the U.S. efforts, overall planning, organization, coordination and implementation of clinical research and early market adoption activities in Europe and other locations. Prior to CoAxia, Dr. Tenaerts served as Director of the Clinical Research Center and Center for Advanced Surgery at Sarasota Memorial Hospital from August 1995 to April 2007, where she directed a multi-specialty centralized clinical trials office. Her previous work experience includes serving as the European Coordinator for a 41,000 patient Phase III study of thrombolytic therapy at the University of Leuven, and later as the North American Coordinator for an international Phase II study of anti-thrombin therapy at Duke University Medical Center. She also practiced medicine in both the emergency department and private practice setting for several years before embarking on her career in research.

Dr. Tenaerts is on the Board of Directors for the Society of Clinical Trials and a member of DIA’s Advisory Council North America, MIT’s Collaborative Initiatives Clinical Trials Process Expert Advisory Board, and the DiMe Society’s Scientific Advisory Board.

Dr. Tenaerts received her M.D. from Catholic University of Leuven, Belgium, and an M.B.A. from the University of South Florida. She speaks five languages and has obtained Six Sigma Green Belt certification.

CORPORATE GOVERNANCE

Family Relationships amongst Directors and Officers

There are no family relationships among our directors or executive officers.

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Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has three committees: the audit committee, the compensation committee, and the nominating and corporate governance committee.

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Suren Ajjarapu(1)
Prashant Patel
Donald G. Fell	X	M	C	C
Michael L. Peterson	X	C	M	M
Dr. Pamela Tenaerts	X	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

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The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Peterson is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Peterson has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical above.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee Charter was filed as Exhibit 99.1 to the Current Report on Form 8-K which we filed with the SEC on October 28, 2019.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee Charter was filed as Exhibit 99.2 to the Current Report on Form 8-K which we filed with the SEC on October 28, 2019.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

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While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. The Company does not have a formal diversity policy. However, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the Bylaws and applicable law. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

The Nominating and Governance Committee was formed on November 20, 2019.

The Nominating and Governance Committee Charter was filed as Exhibit 99.1 to the Current Report on Form 8-K which we filed with the SEC on November 20, 2019.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the compensation committee or Board of Directors of any other company of which any of the members of our compensation committee or any of our directors is an executive officer.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics will be available for review in print, without charge, to any stockholder who requests a copy by writing to us at Trxade Group, Inc., 3840 Land O’ Lakes Blvd, Land O’ Lakes, Florida, 34639, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Ethics.

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The Code of Ethics was filed as Exhibit 14.1 to the Annual Report on Form 10-K which we filed with the SEC on March 23, 2015.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Ajjarapu. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Ajjarapu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Board of Directors Meetings

During the fiscal years that ended on December 31, 2019 and 2018, the Board held eleven and six meetings, respectively, the Audit Committee held four and four meetings, respectively, the Compensation Committee held one and one meetings, respectively, and the Nominating and Corporate Governance Committee (which was formed on November 20, 2019), held one and zero meetings, respectively. All directors attended at least 75% of the Board of Directors meetings and committee meetings of the committees on which they served, during the fiscal years ended December 31, 2019 and 2018.

Stockholder Communications with the Board

In connection with all other matters other than the nomination of members of our Board of Directors (as described above), our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, 3840 Land O’ Lakes Blvd, Land O Lakes, Florida 34639, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular member of the Board of Directors, the communication will be forwarded to a Board member to bring to the attention of the Board.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a registered class of the Registrant’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during the fiscal years ended December 31, 2019 and 2018 were timely made, except that during the fiscal year ended December 31, 2019, Donald G. Fell, our director, inadvertently failed to timely file one transaction on Form 4 and Gary Augusta, our former director, inadvertently failed to timely file a Form 3 relating to his initial statement of beneficial ownership.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2019, 2018 and 2017. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2019, 2018 and 2017, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)*	All Other Compensation ($)	Total ($)
Suren Ajjarapu	2019	$250,000	(1)	-	-	$44,000	-	$294,000
Chairman of the Board,	2018	$200,000	(1)	-	-	-	-	$200,000
Chief Executive Officer, and Director	2017	$148,750	(1)	-	-	-	-	$148,750

Prashant Patel	2019	$150,000	(2)	-	-	$44,000	-	$194,000
Chief Operating Officer,	2018	$150,000	(2)	-	-	-	-	$150,000
President and Director	2017	$62,500	(2)	-	-	-	-	$62,500

Howard A. Doss	2019	$60,000	(3)	-	-	$8,800	-	$68,800
Chief Financial Officer	2018	$62,500	(3)	-	-	$17,250	-	$79,750
	2017	$60,000	(3)	-	-	-	-	$60,000

*	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718.
(1)	The amount shown reflects compensation under an at will employment agreement with the Company.
(2)	The amount shown reflects compensation under an at will employment agreement with the Company.
(3)	The amount shown reflects compensation under a consulting agreement with the Company.

No Named Executive Officer received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings for the periods presented.

Employment and Consulting Agreements

All of our named executives are at-will employees or consultants. In 2016, the Company entered into an at-will employment agreement with Mr. Ajjarapu, with an annual salary of $165,000 and a possible $50,000 performance bonus, and an at-will employment agreement with Mr. Patel with an annual salary of $125,000 and a possible $50,000 performance bonus. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries through June 30, 2017, a period of six months. Mr. Ajjarapu entered into an amendment in June 2017 to resume payment of the annual salary. Mr. Patel resumed his salary on July 1, 2017. In January 2018, Mr. Ajjarapu’s and Mr. Patel’s salaries were amended to $200,000 and $150,000 per annum, respectively. The Company has an hourly rate consulting arrangement with Mr. Doss. The Company has also entered into indemnification agreements with its officers and directors. The annual bonus payable to each of Mr. Ajjarapu and Mr. Patel is based upon each executive’s performance and the Company’s attainment of objectives established by the Board of Directors or Compensation Committee of the Board. With respect to any subjective milestones, the determination of whether executive has attained the mutually agreed upon milestones for the bonus shall be reasonably determined by the Board or the Compensation Committee.

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On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Gary Augusta, who was appointed to the Board of Directors of the Company on October 9, 2019 and resigned on November 30, 2019. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.06 per share, of which warrants to purchase 25,000 shares vest on April 1, 2020 and warrants to purchase 25,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

Compensation of the Board of Directors

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2019, 2018 and 2017. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation		Total
2019
Donald G. Fell	$20,000	-	$22,000	$-		$42,000
Michael Peterson	$20,000	-	$22,000	$-		$42,000
Gary Augusta (2)	$2,337	-	$-	$270,000	(4)	$272,337
Dr. Pamela Tenaerts (3)	$2,283	-	$-	$-		$2,283

2018
Donald G. Fell	$20,000	-	$25,000	$-		$45,000
Michael Peterson	$20,000	-	$25,000	$-		$45,000

2017
Donald G. Fell	$15,000	-	$50,000	$-		$65,000
Michael Peterson	$15,000	-	113,883	$-		$128,883

(1)	In April 2017, the Company granted Mr. Fell options to purchase 12,821 shares of common stock, vesting over one year and exercisable at $3.90 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 12,821 shares of common stock, vesting over one year and exercisable at $3.90 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 16,667 shares of common stock, vesting over four years and exercisable at $3.90 per share.

In April 2018, the Company granted Mr. Fell options to purchase 8,334 shares of common stock, vesting over four years and exercisable at $3.00 per share.

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In April 2018, the Company granted Mr. Peterson options to purchase 8,334 shares of common stock, vesting over four years and exercisable at $3.00 per share.

In May 2019, the Company granted Mr. Fell options to purchase 8,334 shares of common stock, vesting over four years and exercisable at $2.64 per share.

In May 2019, the Company granted Mr. Peterson options to purchase 8,334 shares of common stock, vesting over four years and exercisable at $2.64 per share.

(2)  Appointed to the Board of Directors of the Company on October 9, 2019 and resigned on November 20, 2019.

(3)  Appointed to the Board of Directors of the Company on November 20, 2019.

(4)	Represents the value of warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.06 per share, of which warrants to purchase 25,000 shares vest on April 1, 2020 and warrants to purchase 25,000 shares vest on April 1, 2021, which were granted to an entity which Mr. Augusta controls on August 28, 2019 in consideration for business consulting and advisory services.

Non-employee directors are paid $5,000 per quarter for Board responsibilities. The Company has also entered into an indemnification agreement with Messrs. Fell and Peterson and Dr. Tenaerts.

Outstanding Option Equity Awards at 2019 Fiscal Year End

The following table sets forth information as of December 31, 2019 concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Howard A. Doss, Chief Financial Officer	1/20/2014	50,000	—		—	6.00	1/1/2024
	4/1/2016	1,875	625	(1)	—	6.12	4/1/2026
	4/1/2018	2,735	3,516	(2)	—	3.00	4/1/2028
	5/13/2019	625	2,708	(3)	—	2.64	5/13/2029

Suren Ajjarapu, Chief Executive Officer	5/13/2019	3,125	13,542	(3)	—	2.64	5/13/2029

Patel Prashant, President and COO	5/13/2019	3,125	13,542	(3)	—	2.64	5/13/2029

(1)	Vesting is 6.25% of the total number of shares each quarter after the vesting commencement date of July 1, 2016.
(2)	Vesting is 6.25% of the total number of shares each quarter after the vesting commencement date of July 1, 2018.

There were no stock awards outstanding at year end.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	396,975	$3.84	486,359
Equity compensation plans not approved by security holders	-	-	-
Total	396,975	$3.84	486,359

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The equity compensation plans approved by the Company’s security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of Trxade Group, Inc., Delaware corporation, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to Trxade Group, Inc., a Delaware corporation. The above listed equity compensation plans were adopted as of December 31, 2018 with the approval of security holders. Does not include options or warrants which the Company is contractually obligated to grant, but which had not been formally granted or documented as of December 31, 2019.

2014 Equity Incentive Plan

The following discussion summarizes the material terms of the 2014 Stock Plan. A summary description of the 2014 Stock Plan is below. The full text of the 2014 Stock Plan was filed as Exhibit 10.3 to the Registration Statement on Form 10 of Trxade Group, Inc., File No. 000-55218, filed on June 6, 2014.

Administration. The 2014 Stock Plan is administered by the Company’s Board of Directors and the Compensation Committee of the Board.

Term. The 2014 Stock Plan shall continue in effect for a period of 10 years. In general, the term of each option granted shall be no more than ten 10 years from the date of grant, though in certain instances such term may be shorter.

Eligibility. Employees and service providers of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2014 Stock Plan. Awards under the 2014 Stock Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Eligibility for any particular award is determined by the Administrator (as defined in the 2014 Stock Plan) and, in the case of certain awards such as incentive stock options, eligibility for receipt of such awards may be limited by the Internal Revenue Code.

Plan Limit. The Company has reserved 333,334 Common Shares for issuance under the 2014 Stock Plan. The 2014 Stock Plan had no remaining shares reserved for issuance as of the date of this prospectus.

The above limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2014 Stock Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2014 Stock Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant or may not be less than 110% of the fair market value of the shares on the date of grant for employees representing more than 10% of the voting power of all of the classes of stock of the Company. The Board may amend, alter, suspend or terminate the plan. The Company must obtain stockholder approval of any amendment of the 2014 Stock Plan to the extent necessary and desirable to comply with applicable law.

Company’s 2019 Equity Incentive Plan

On October 9, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan (the “Plan”). The grant of incentive stock options under the Plan is subject to stockholder approval of the Plan within 12 months of the date adopted by the Board of Directors.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

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The following is a summary of the material features of the Plan. The full text of the Plan is filed as Exhibit 10.3 to Current Report on Form 8-K filed by the Company with the SEC on October 15, 2019.

Eligibility

The Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the Plan. No awards can be issued to any person in consideration for services rendered where such services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities.

No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Administration of Plan

The Plan shall be administered by the Board of Directors of the Company and/or the Company’s Compensation Committee (if one is formed). The Board of Directors (or the Compensation Committee) shall have the exclusive right to interpret and construe the Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the Plan.

Stock Subject to the Plan

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 500,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

If shares of common stock subject to an option or performance award granted under the Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the Plan. If shares of restricted stock awarded under the Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall not again be available under the Plan. Similarly, any shares cancelled in cashless exercises are not available for reissuance under the Plan.

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Term of Awards

The Board of Directors, in its sole discretion, shall determine the exercise price of any Options granted under the Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that at no time shall the exercise price be less than $0.00001 par value per share of the Company’s common stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Who is eligible to participate in the Plan?” above), may not be less than 110% of such fair market value. The exercise price of non-statutory options also may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board of Directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

Options and other awards granted under the Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board of Directors or the Compensation Committee. Our Board of Directors and the Compensation Committee has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board of Directors or the Compensation Committee. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The expiration date of Options and other awards granted under the Plan will be determined by our Board of Directors or the Compensation Committee. The maximum term of options and performance shares under the Plan is ten years, except that in certain cases the maximum term is five years.

Equitable Adjustments to Awards

Upon the occurrence of:

(i)	the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)	the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)	in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

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Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

Termination of Employment

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the Plan, or within such period following a termination of service as shall have been determined by the Board of Directors and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service. Non-incentive stock options are governed by the related award agreements.

Adjustments for Withholding

To the extent provided by the terms of an option or other award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of our Board of Directors or Compensation Committee, by authorizing our Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and our Company with respect to participation in the Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the Plan generally have the following federal income tax consequences.

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There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain senior executives of our company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our company, may cause this limitation to be exceeded in any particular year.

Modification of Awards After Grant

The Board of Directors (or Compensation Committee) may reprice any Stock Option without the approval of the stockholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of a Stock Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling a Stock Option at a time when its exercise price exceeds the fair market value of the underlying common stock, in exchange for another Stock Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by exchange or market on which the Company’s common stock then trades or is quoted. In addition to, and without limiting the above, the Board of Directors (or Compensation Committee) may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the participant of a new Stock Option for the same or a different number of shares of common stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such option period and on such other terms and conditions as are specified by the Board of Directors (or Compensation Committee) at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be cancelled and the shares of common stock previously subject to them shall be available for the grant of other Stock Options.

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Modification of Plan

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board of Directors’ judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a stock award as provided in Article XI of the Plan, and/or terminate or suspend the Plan as provided in Article XI thereof. Our Board of Directors may also amend the Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board of Directors may submit any other amendment to the Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2017, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2017 and 2018, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons.

All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries for a period of six months. The Company has also entered into indemnification agreements with its officers and directors. In January 2018, Mr. Ajjarapu’s and Mr. Patel’s executive salary agreements were amended to provide salary from $165,000 and $125,000, to $200,000 and $150,000, per year, respectively.

The Company’s founders, Mr. Ajjarapu (through Sansur Associates, a company that he controls) and Mr. Patel, have periodically loaned funds on a short-term interest free basis to cover the Company’s operating expenses. In November 2016, Mr. Patel loaned the Company $10,000. In June 2017, the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively. The note due to Mr. Patel is $122,552, which includes $17,280 due from a previously existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company. As of December 31, 2018, $222,552 was outstanding on these loans. The notes are due July 1, 2020 and each bear an interest rate of 6% per annum, payable annually. The $222,552 of outstanding loans were paid in full on October 8, 2019.

Further, the Company owed $150,000 under a related party note that was renewed for a six-month extension at the same interest rate of 10% in September 2017, which was due February 2018. Both of these notes were entered into with Nitil Patel, the brother of Prashant Patel, the Director and President of the Company. In February 2018, $50,000 of the $150,000 of principal was paid. The remaining $100,000 was extended to July 2018 as the same interest rate of 10%. On September 30, 2019 the note was converted to 33,334 shares of common stock at $3.00 per share.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, a non-executive officer of the Company and noteholder, accruing interest at simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021. The $75,000 note was converted into 25,000 shares of common stock at $3.00 on September 30, 2019.

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As of June 30, 2019, $40,000 in convertible promissory notes were due to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the note, which is August 8, 2019. Prior to maturity the note could be converted into common stock at a conversion price of $9.00. The note was paid in August 2019.

On January 17, 2019, the Company, through its wholly-owned subsidiary, Alliance Pharma Solutions, LLC, a Delaware limited liability company entered into a joint venture with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (the “Joint Venture”). Under the terms of the Shareholders’ Agreement included in the Joint Venture, PanOptic has agreed to vote all of its shares of stock of the Company for Suren Ajjarapu and Prashant Patel (current directors) and the two or three independent designee directors, as determined by the founder Directors (Mr. Ajjarapu and Mr. Patel). The agreement provided for up to a maximum total of 2,462,773 shares of common stock of the Company to be issued to PanOptic, subject to PanOptic and SyncHealth meeting certain revenue milestones through January 2020, in connection with the Joint Venture, none of which milestones were met and none of which shares are due. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

The Shareholders Agreement dated January 1, 2019, entered into between the Company and the holders of the shares issuable to pursuant to the terms of the Joint Venture, as discussed above, provides that such shareholders will vote all such shares “for” approval of Suren Ajjarapu and Prashant Patel as members of the Board of Directors of the Company and the two or three independent designee directors, as determined by Mr. Ajjarapu and Mr. Patel, and to vote in favor of certain change of control transactions approved by the Board of Directors, in connection with any stockholder vote, which remains in effect until the occurrence of a change of control transaction defined in such agreement, or the date that Suren Ajjarapu and Prashant Patel hold less than 50% of the shares which either held as of the date of the Shareholders Agreement.

On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Gary Augusta, who was appointed to the Board of Directors of the Company on October 9, 2019 and resigned on November 20, 2019. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.06 per share, of which warrants to purchase 25,000 shares vest on April 1, 2020 and warrants to purchase 25,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

In August 2019, Mr. Augusta, through Bedford Falls Capital LLC, an entity which he controls, purchased 83,334 shares of common stock of the Company in the Company’s private placement offering, for $250,000, or $3.00 per share.

In September 2019, Mr. Augusta, through Bedford Falls Capital LLC, an entity which he controls, purchased 83,334 shares of common stock of the Company in the Company’s private placement offering, for $250,000, or $3.00 per share.

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On September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes, including $100,000 owed to Mr. Nitil Patel, the brother of Mr. Prashant Patel, our director and President, $75,000 owed to Nikul Panchal, a non-executive officer of the Company and noteholder, into 58,334 shares of common stock of the Company at $3.00 per share under the terms of the Securities Purchase Agreement referenced above.

On October 8, 2019, $122,552 and $100,000 in promissory notes due to Mr. Prashant Patel and Mr. Suren Ajjarapu, respectively, were paid in full. The notes were due July 1, 2020.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the board and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Directors, Executive Officers And Corporate Governance” - “Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Director Independence

According to NASDAQ’s listing standards, which in part defines an “independent director” as “a person other than an officer or employee of the Company or the Company’s subsidiaries or any other individual having a relationship, which in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director,” we have determined that three of our five directors, Mr. Fell, Dr. Tenaerts, and Mr. Peterson, are deemed “independent”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 23, 2020 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 6,539,410 (39,236,459 pre-Reverse Stock Split) shares of our common stock outstanding as of the Date of Determination.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 3840 Land O’ Lakes Blvd, Land O Lakes, FL 34639.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (1)	2,307,292	35.3%
Prashant Patel, Director, COO, and President (2)	2,058,334	31.5%
Donald G. Fell, Director (3)	37,613	*
Howard Doss, CFO (4)	55,110	*
Michael L Peterson, Director (5)	32,613	*
Dr. Pamela Tenaerts, Director (6)	-	-%

All executive officers and directors as a Group (six persons)	4,490,962	66.8%

Greater than 5% Stockholders
Gajan Mahendiran (7)	460,001	7.0%
R.S.N., LLC (8)	500,000	7.7%

* Less than one 1%

(1) Includes (i) 1,190,625 shares owned directly by Mr. Ajjarapu, (ii) 675,000 shares owned by Mr. Ajjarapu’s wife, which Mr. Ajjarapu claims beneficial ownership of, (iii) 212,500 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, (iv) 212,500 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007 and options to purchase 16,667 shares of common stock granted in 2019, that are exercisable within 60 days of the Date of Determination, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, and (v) 675,000 shares owned by Mr. Ajjarapu’s mother-in-law, who lives in the same household as Mr. Ajjarapu, and which shares Mr. Ajjarapu is therefore deemed to beneficially own.

(2) Includes (i) 1,225,000 shares owned directly by Mr. Patel, (ii) 416,667 shares owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 400,000 shares owned by the Patel Trust; and (iv) options to purchase 16,667 shares of common stock granted in 2019, that are exercisable within 60 days of the Date of Determination, which Mr. Patel claims beneficial ownership of, as Trustee.

(3) Includes 37,613 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(4) Includes 55,110 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(5) Includes 32,613 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(6) Does not include options to purchase 16,667 shares of our common stock, vesting over five years (beginning in November 2019), with an exercise price of $7.50 per share, which the Company is contractually obligated to grant as of the date of this prospectus, but which the Company has not entered into a formal option agreement in connection with, and which have not been formally granted or documented, as of the date of this prospectus.

(7) Includes 138,890 shares of common stock of the Company and warrants to purchase 321,112 shares of common stock at an exercise price of $0.06 per share that are exercisable within 60 days of the Date of Determination, and which are held jointly with Mr. Mahendiran’ s wife, as tenants by entirety. Address: 4427 Corral Road, Warrenton, Virginia 20187.

(8) The securities held by R.S.N., LLC are beneficially owned by Darshan Ran and Savitri Ran, its Members. Address: 744 Broadway Avenue, Orillia, Ontario, Canada.

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Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Stock Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121.

UNDERWRITING

Dawson James Securities, Inc. is acting as the representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Dawson James Securities, Inc.
Dougherty & Company LLC
Total

The underwriters are committed to purchase all the shares of common stock offered by this prospectus if they purchase any shares of common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ option to purchase additional shares of common stock described below. The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option exercisable for up to 45 days after the date of the underwriting agreement, to purchase up to             shares of common stock (15% of the number offered) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock.

Discount and Commissions.

We have agreed to pay the underwriters a cash fee equal to 8% of the aggregate gross proceeds received by the Company in connection with the shares sold in the offering.

The Representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the Representative may offer some of the shares to other securities dealers at such price less a concession of up to $_________ per share. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the shares.

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The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

Total
	Per Share	Without Over- Allotment Option	With Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $_____, all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the Representative for reimbursement of its fees and expenses including “road show”, diligence, and legal fees up to a maximum of $______, for which we have paid a $_______ advance, which will be returned to us to the extent not offset by actual expenses.

Determination of Offering Price

Before this offering, there has been a very limited public market for our common stock. Accordingly, the public offering price will be negotiated between us and the representative. Among the factors to be considered in these negotiations are:

●	the prospects for our company and the industry in which we operate;

●	our past and present financial and operating performance;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering; and

●	other factors deemed relevant.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of ninety (90) days after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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NASDAQ Listing

We have applied for listing our shares of common stock on The NASDAQ Capital Market under the symbol “MEDS”. No assurance can be given that such listing will be approved; however, it is a condition of the underwriters’ obligation that our shares of common stock has been approved for listing on The NASDAQ Capital Market.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares.

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

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These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Tail

If within six months following the closing date of the offering, the Company completes any private offering of securities, to the extent such financing or capital is provided to the Company by investors whom the representative has introduced to the Company and who met with the Company prior to the offering, then the Company will pay to the representative upon the closing of such financing 8% of the gross proceeds of such financing relating to the sale of equity.

Certain Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees, however, except for the right of first refusal disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with a $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock with a $0.00001 par value per share. Our Board of Directors may establish the rights and preferences of the preferred stock from time to time. As of January 23, 2020, there were 6,539,410 (39,236,459 pre-Reverse Stock Split) shares of common stock issued and outstanding. The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional details about our capital stock, please refer to our certificate of incorporation and bylaws.

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Common stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which are undesignated and unissued. We had no preferred shares outstanding at December 31, 2018 or as of the date of this prospectus.

Under the terms of our certificate of incorporation, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors may designate the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. There are currently no shares of preferred stock outstanding.

Warrants

As of January 23, 2020, warrants to purchase a total of 524,468 shares of our common stock were outstanding with exercise prices ranging from $0.06 to $9.00 per share. These warrants expire between April 2020 and October 2026. All of the warrants, except for warrants to purchase 50,000 shares of common stock (25,000 of which vest on April 1, 2020 and 25,000 of which vest on April 1, 2021, subject to the applicable service provider continuing to render services to the Company), are fully-vested. The warrants include standard and customary terms, including in some cases, cashless exercise rights.

Additionally, the Company is contractually obligated to grant warrants to purchase a total of 10,000 shares of its common stock with exercise prices of $3.00 per share (5,000 warrants) and $0.06 per share (5,000 warrants) to consultants as of the date of this prospectus; however, the Company has not entered into formal warrant or option agreements in connection with such warrants and such warrants have not been included in the number of warrants outstanding as disclosed throughout this prospectus.

Registration Rights

None of the holders of the Company’s securities hold any rights to require the Company to register any unregistered shares of common stock of the Company.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law

We are subject to Section 203 of Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

-	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

-	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

-	on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines “business combination” to include the following:

-	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

-	any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder;

-	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

-	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

-	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Listing

Our common stock is traded on the OTCQB Market under the symbol “TRXD”. We have applied to list our common stock on the NASDAQ Capital Market under the symbol “MEDS”. The approval of our listing on the NASDAQ Capital Market is a condition of closing this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Schiff Hardin LLP, Washington, DC, is acting as the counsel for the Representative in this offering.

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EXPERTS

The audited consolidated financial statements of Trxade Group, Inc. and its subsidiaries as of December 31, 2018 and, 2017, and for the years then ended, included in this prospectus and the registration statement have been audited by MaloneBailey LLP, Houston, Texas, independent registered public accounting firm, as stated in their report dated March 22, 2019 which is incorporated herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

79

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined on the Internet at http://www.sec.gov. Financial and other information about Trxade Group, Inc. is available on our website (https://www.trxadegroup.com). We make available on our website, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 3840 Land O’ Lakes Boulevard, Land O’Lakes, Florida, 34639 or by email at info@trxade.com.

We do not incorporate information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Three and Nine Months Ended September 30, 2019 and 2018

Audited Financial Statements for the Years Ended December 31, 2018 and 2017

81

Trxade Group, Inc.

Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash	$3,359,288	$869,557
Accounts Receivable, net	710,289	433,627
Inventory	63,316	79,966
Prepaid Assets	181,922	82,927
Total Current Assets	4,314,815	1,466,077

Property Plant and Equipment, Net	11,256	15,006

Other Assets
Deposits	21,636	20,531
Right of use leased assets	780,843	-
Goodwill	725,973	725,973

Total Assets	$5,854,523	$2,227,587

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts Payable	$397,987	$400,544
Accrued Liabilities	151,096	138,323
Current Portion Lease Liabilities	84,050	-
Short Term Convertible Notes Payable	-	181,500
Short Term Notes Payable – Related Parties	222,552	-
Short Term Convertible Notes Payable – Related Parties	100,000	140,000
Total Current Liabilities	955,685	860,367

Long Term Liabilities
Notes Payable – Related Parties	300,000	522,552
Other Long-term Liabilities – Leases	708,289	-
Total Liabilities	1,963,974	1,382,919

Shareholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018, respectfully	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 38,636,459 and 33,285,827 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively	386	332
Additional Paid-in Capital	11,790,463	8,955,411
Retained Deficit	(7,900,300)	(8,111,075)
Total Shareholders’ Equity	3,890,549	844,668

Total Liabilities and Shareholders’ Equity	$5,854,523	$2,227,587

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-1

Trxade Group, Inc.
Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2019 and 2018

(unaudited)

	Three months ended		Nine months ended
	2019	2018	2019	2018

Revenues	$2,311,426	$847,471	$5,740,361	$2,538,082

Cost of Sales	1,000,917	2,345	2,119,894	2,345
Gross Profit	1,310,509	845,126	3,620,467	2,535,737

Operating Expenses
General and Administrative	1,132,656	753,297	3,138,150	2,313,734

Operating Income	177,853	91,829	482,317	222,003

Other Income	25,275	22,500	25,275	22,500
Investment Loss	(162,178)	-	(250,000)	-
Loss on Extinguishment of Debt	-	(7,444)	-	(7,444)
Interest Expense	(13,385)	(12,636)	(46,817)	(40,028)
Net Income	$27,565	$94,249	$210,775	$197,031

Net Income per Common Share – Basic:	$0.00	$0.00	$0.01	$0.01

Net Income per Common Share – Diluted:	$0.00	$0.00	$0.01	$0.01

Weighted average Common Shares Outstanding Basic	34,489,969	32,083,629	34,370,522	32,083,629

Weighted average Common Shares Outstanding Diluted	36,286,487	34,737,964	36,167,040	34,732,540

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-2

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

Three and Nine Months Ended September 30, 2019 and 2018

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668
Common Stock issued for convertible debt and accrued interest	-	-	423,966	4	211,979	-	211,983
Warrants exercised	-	-	16,666	1	165	-	166
Options Expense	-	-	-	-	35,979	-	35,979
Net Income	-	-	-	-	-	125,229	125,229
Balance at March 31, 2019	-	-	33,726,459	337	9,203,534	(7,985,846)	1,218,025

Options Expense	-	-	-	-	64,011	-	64,011
Net Income	-	-	-	-	-	57,981	57,981
Balance at June 30, 2019	-	-	33,726,459	337	9,267,545	(7,927,865)	1,340,017

Common Stock Issued for cash	-	-	4,910,000	49	2,454,951	-	2,455,000
Warrant Expense	-	-	-	-	26,363	-	26,363
Options Expense	-	-	-	-	41,604	-	41,604
Net Income	-	-	-	-	-	27,565	27,565
Balance at September 30, 2019	-	$-	38,636,459	$386	$11,790,463	$(7,900,300)	$3,890,549

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)

Options Expense	-	-	-	-	37,456	-	37,456
Net Income	-	-	-	-	-	82,269	82,269
Balance at March 31, 2018	-	-	31,985,827	320	7,845,316	(8,037,844)	(192,208)

Options Expense	-	-	-	-	50,616	-	50,616
Net Income	-	-	-	-	-	20,513	20,513
Balance at June 30, 2018	-	-	31,985,827	320	7,895,932	(8,017,331)	(121,079)

Common Stock Issued for cash	-	-	300,000	3	299,997	-	300,000
Warrants issued for Debt Amendment	-	-	-	-	7,444	-	7,444
Options Expense	-	-	-	-	44,976	-	44,976
Net Income	-	-	-	-	-	94,249	94,249
Balance at September 30, 2018	-	$-	32,285,827	$323	$8,248,349	$(7,923,082)	$325,590

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-3

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Nine-months ended September 30, 2019 and 2018

(unaudited)

	2019	2018

Operating Activities:
Net Income	$210,775	$197,031

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation Expense	3,750	-
Options expense	141,594	133,048
Warrant Expense	26,363	-
Bad Debt Expense	6,084	2,271
Loss on extinguishment of Debt	-	7,444
Investment loss	250,000	-
Amortization of right to use asset	66,598	-
Amortization of Debt Discount	-	152
Changes in operating assets and liabilities:
Accounts Receivable	(282,746)	(102,382)
Prepaid Assets and other Current Assets	(100,100)	(70,194)
Inventory	16,650	(13,865)
Other Assets	-	(20,500)
Lease Liability	(55,102)	-
Accounts Payable	(2,557)	248
Accrued Liabilities and Other Liabilities	43,256	98,062
Net Cash provided by operating activities	324,565	231,315

Investing Activities:
Purchase of equity method investment	(250,000)	-
Net cash Used in Investing activities	(250,000)	-

Financing Activities:
Repayments of Short-Term Convertible Debt – Related Parties	(40,000)	(111,725)
Repayments of Short-Term Promissory Notes	-	(10,739)
Proceeds from exercise of Warrants	166	-
Proceeds from Issuance of Common Stock	2,455,000	300,000
Net Cash provided by financing activities	2,415,166	177,536

Net increase in Cash	2,489,731	408,851
Cash at Beginning of the Year	869,557	183,914
Cash at September 30, 2019 and 2018	$3,359,288	$592,765

Supplemental Cash Flow Information
Cash Paid for Interest	$40,705	$40,028
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Common Stock Issued for Conversion of Note and Accrued Interest	$211,983	$-
ROU assets and operating lease obligations recognized	$847,441	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-4

Trxade Group, Inc.

Notes To Unaudited Consolidated Financial Statements
For the nine-months ended September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, and the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired in October 2018.

Trxade, Inc., operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC, is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC, is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to patients thereby providing convenience.

Alliance Pharma Solutions, LLC, has developed a same day Pharma delivery software – Delivmeds.com, and invested in SyncHealth MSO, LLC, a managed services organization during January 2019.

Basis of Presentation - The accompanying unaudited interim consolidated financial statements of Trxade Group, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2018 as reported in the Company’s Annual Report on Form 10-K have been omitted.

Equity Investments – If the investments are less than 50% owned and more than 20% owned the entities use the equity method of accounting in accordance with ASC 323-10 Investments – Equity Method and Joint Ventures.

The share of income (loss) of such entities is recorded as a single amount as share in equity income (loss) of investments. Dividends, if any, are recorded as a reduction of the investment.

The equity investment was fully impaired at September 30, 2019.

Income Per Common Share – Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive effect of the Company’s options and warrants is computed using the treasury stock method while the dilutive effect of our convertible notes is computed using the if-converted method.

F-5

The following table sets forth the computation of basic and diluted Income per Share:

	For three months ended September 30,		For nine months ended September 30,
	2019	2018	2019	2018
Numerator:
Net Income	$27,565	$94,249	$210,775	$197,031

Numerator for basic and diluted EPS - income available to common Shareholders	27,565	$94,249	210,775	$197,031

Denominator:
Denominator for basic EPS – Weighted average shares	34,489,969	32,083,629	34,370,522	32,083,629
Dilutive Effect of Warrants, Options and Convertible Debt	1,796,518	2,654,335	1,796,518	2,648,911
Denominator for diluted EPS – adjusted Weighted average shares and assumed Conversions	36,286,487	34,737,964	36,167,040	34,732,540
Basic and Diluted income per common share	$0.00	$0.00	$0.01	$0.01

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

Effective January 1, 2019, the Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) using the required modified retrospective approach. The most significant changes under the new guidance include clarification of the definition of a lease, and the requirements for lessees to recognize a Right of Use (“ROU”) asset and a lease liability for all qualifying leases with terms longer than twelve months in the consolidated balance sheet. In addition, under Topic 842, additional disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. See Note 7 below for more detail on the Company’s accounting with respect to leases.

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-7”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to have a conversion price of $0.50 per share, and the principal and accrued interest totaling $211,983, were then converted into 423,966 common shares.

As of September 30, 2019 and December 31, 2018, short-term convertible notes payable has a balance of $0 and $181,500, respectively, net of $0 unamortized debt discount.

Related Party Convertible Promissory Note

As of September 30, 2019, the $40,000 in convertible promissory notes due to Mr. Shilpa Patel, a relative of Mr. Prashant Patel, the Company’s President and director, was paid in full.

As of September 30, 2019, a $100,000 convertible promissory note was due to Mr. Nitil Patel, the brother of Mr. Prashant Patel, the Company’s President and director. Simple interest of 10% is payable at the maturity date of the note. In July 2019, the note was extended to October 15, 2019, and the modification was not considered substantial. The note was converted in October 2019 into 200,000 shares of common stock. See NOTE 11 – SUBSEQUENT EVENTS.

F-6

As of September 30, 2019, $122,552 and $100,000 in promissory notes were due to Mr. Prashant Patel and Mr. Suren Ajjarapu, the President and director, and Chief Executive Officer and Chairman, respectively. The notes are due on July 1, 2020 and each bear interest at the rate of 6% per annum. The notes were paid in full on October 8, 2019. See NOTE 11 – SUBSEQUENT EVENTS.

NOTE 3 – LONG TERM DEBT – RELATED PARTIES

In October 2018, in connection with the acquisition of Community Specialty Pharmacy, LLC, a $300,000 promissory note was issued to Nikul Panchal, a non-executive officer of the Company, accruing simple interest at the rate of 10% per annum, payable annually, and having a maturity date in October 2021. In October 2019, $75,000 of the note was converted into 150,000 common shares. See NOTE 11 –SUBSEQUENT EVENTS.

NOTE 4 – SHAREHOLDERS’ EQUITY

In July 2018, under a Private Offer Memorandum, 300,000 shares of common stock were sold for $300,000 in cash. The common stock was sold at $1.00 per share. In connection with this common stock offering, warrants to purchase 161,538 shares of common stock were issued with a strike price of $0.01 and an expiration date of five years.

In February 2019, convertible promissory notes issued in 2015 in the amount of $181,500, were amended to include a conversion price of $0.50 per share, and the principal and accrued interest totaling $211,983 was then converted into 423,966 common shares.

In February 2019, warrants to purchase 16,666 shares of common stock issued in 2014 with an exercise price of $0.01 per share were exercised for $166 in cash and the Company issued 16,666 common shares.

In April and May 2019, options to purchase 505,000 shares of common stock were granted with exercise prices of between $0.41 and $0.44 per share, and a term of 10 years from the grant date. The options vest over a period of four to five years.

On July 10, 2019, the Company entered into a securities Purchase Agreement with a certain accredited investor with respect to the private placement of 2,000,000 shares of its common stock at a purchase price of $0.50 per share, for gross proceeds of $1,000,000. This transaction closed on July 30, 2019.

On September 1, 2019, the Company granted Flacane Advisors, Inc., a company controlled by Gary Augusta, a member of the Board of Directors of the Company, warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share. Based on the agreement, warrants to purchase 150,000 shares vest on April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021. The warrants have a term of 5 years.

On September 30, 2019, the Company entered into Securities Purchase Agreements with certain accredited investors with respect to the private placement of 2,910,000 shares of common stock at a purchase price of $0.50 per share, for gross proceeds of $1,455,000. Subscribers included Bedford Falls Capital, which is controlled by Gary Augusta, our former director (1,000,000 shares); Nitesh Patel, who is the cousin of Prashant Patel, our director and President (40,000 shares); and Shilpa Patel, who is the spouse of Nitesh Patel, the brother of Prashant Patel, our director and President (20,000 shares).

NOTE 5 - WARRANTS

For the nine-month period ended September 30, 2019, warrants to purchase 16,666 shares of common stock were exercised, 300,000 were granted and none forfeited. See NOTE 4 – SHAREHOLDERS’ EQUITY.

F-7

The Company uses the Black-Scholes pricing model to estimate the fair value of stock-based awards on the date of the grant. The following table summarizes the assumptions used to estimate the fair value of the warrants granted during the nine months ended September 30, 2019.

2019
Expected dividend yield	0%
Weighted-average expected volatility	217%
Weighted-average risk-free interest rate	2.75%
Expected life of warrants	5 years

The total fair value of warrants issued was $269,719. The compensation cost related to the warrants was $26,363 for the nine-months ended September 30, 2019.

The Company’s outstanding and exercisable warrants as of September 30, 2019 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385
Warrants granted	300,000	$0.01	-	-
Warrants forfeited	-	-	-	-
Warrants exercised	(16,666)	$0.01	-	-

Warrants Outstanding as of September 30, 2019	3,163,475	$0.08	3.02	$3,574,954

NOTE 6 – OPTIONS

The Company maintains a stock option plan under which certain employees are awarded option grants based on a combination of performance and tenure. The stock option plan provides for the grant of up to 2,000,000 shares. All options may be exercised for a period of up to four and a half years following the grant date, after which they expire. Options are vested up to 5 years from the grant date.

For the nine-month period ended September 30, 2019, options to purchase 505,000 shares of common stock were issued, 25,800 were forfeited and 35,700 expired, due to employee resignations.

The Company uses the Black-Sholes option pricing model to estimate the fair value of stock-based awards on the date of the grant. The following table summarizes the assumptions used to estimate the fair value of the stock options granted during the nine months ended September 30, 2019.

2019
Expected dividend yield	0%
Weighted-average expected volatility	209-250%
Weighted-average risk-free interest rate	2.08-2.55%
Expected life of options	5-7 years

Total compensation cost related to stock options was $141,594 and $133,048 for the nine-months ended September 30, 2019 and 2018, respectively.

F-8

The following table represents stock option activity for the nine-month period ended September 30, 2019:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91
Options granted	505,000	$0.43	-	-
Options forfeited	25,800	$0.92	-	-
Options expired	35,700	$0.60	-	-

Options Outstanding as of September 30, 2019	2,176,346	$0.73	7.01	$1,303,547
Options Exercisable as of September 30, 2019	1,204,521	$0.89	5.69	$537,356

NOTE 7 – LEASES

The Company elected the practical expedient under ASU 2018-11 “Leases: Targeted Improvements” which allows the Company to apply the transition provision for Topic 842 at the Company’s adoption date instead of at the earliest comparative period presented in the financial statements. Therefore, the Company recognized and measured leases existing at January 1, 2019 but without retrospective application. In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. No impact was recorded to the beginning retained earnings for Topic 842. The Company has two operating leases for corporate offices. The following table outlines the details:

	Lease 1	Lease 2
Initial Lease Term	December 2017 to December 2021	November 2018 to November 2023
Renewal Term	January 2021 to December 2024	November 2023 to November 2028
Initial Recognition of Right to use assets at January 1, 2019	$534,140	$313,301
Incremental Borrowing Rate	10%	10%

The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the operating lease liabilities recorded in the Consolidated Balance Sheet as of September 30, 2019

Amounts due within twelve months of September 30
2019	$159,538
2020	164,299
2021	169,223
2022	174,320
2023	179,552
Thereafter	259,858
Total minimum lease payments	1,106,790
Less: effect of discounting	(314,451)
Present value of future minimum lease payments	792,339
Less: current obligations under leases	84,050
Long-term lease obligations	$708,289

For the three-months and nine-months ended September 30, 2019, amortization of assets was $22,658 and $66,598, respectively.

For the three-months and nine-months ended September 30, 2019, amortization of liabilities was $18,826 and $55,102, respectively.

F-9

NOTE 8 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Community Specialty and Integra.

Nine Months Ended September 30, 2019	Trxade, Inc.	Community Specialty Pharmacy, LLC	Integra Pharma, LLC	Unallocated	Total
Revenue	$3,335,050	$1,412,449	$992,862	$-	$5,740,361
Segment Assets	$1,561,760	$315,681	411,161	$3,565,921	$5,854,523
Segment Profit/Loss	$1,748,896	$(75,955)	$(122,144)	$(1,340,022)	$210,775

The Company had no reportable segments for the nine months ended September 30, 2018. See NOTE 9 – BUSINESS COMBINATION.

NOTE 9 – BUSINESS COMBINATION

On October 15, 2018, Trxade Group, Inc. (“Company”) entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note from the Company of $300,000 (see Note 3), and warrants to purchase 405,507 shares of the common stock of the Company which vested on the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over three (3) years.

The Company recorded the acquisition under ASC 805 “Business Combination”. All the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value of the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

F-10

The accompanying unaudited pro forma statements of operations present the accounts of Trxade and CSP for the nine- months ended September 30, 2018, assuming the acquisition occurred on January 1, 2018.

2018 Summary Statement of Operations	Trxade	CSP	Combined

Revenue	$2,538,082	$1,985,620	$4,523,702

Net Income	$197,031	$97,371	$294,402

Net Income per common share – basic	$0.01		$0.01

Net Income per common share - diluted	$0.01		$0.01

Weighted average common shares - basic	32,083,629		32,083,629

Weighted average common shares - diluted	34,732,540		34,732,540

The accompanying unaudited pro forma statements of operations present the accounts of Trxade and CSP for the three-months ended September 30, 2018, assuming the acquisition occurred on January 1, 2018.

2018 Summary Statement of Operations	Trxade	CSP	Combined

Revenue	$847,471	$662,503	$1,509,974

Net Income	$94,249	$109,556	$203,805

Net Income per common share – basic	$0.00		$0.01

Net Income per common share - diluted	$0.00		$0.01

Weighted average common shares - basic	32,083,629		32,083,629

Weighted average common shares - diluted	34,737,964		34,737,964

NOTE 10 – EQUITY METHOD INVESTMENT

In January 2019, the Company, through its wholly-owned subsidiary Alliance Pharma Solution, LLC (“Alliance”), entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). SyncHealth is owned by PanOptic Health, LLC (“PanOptic”) and Alliance. Alliance contributed $250,000 for the acquisition of a 49% equity interest in SyncHealth and the option to acquire the remaining ownership from PanOptic shareholders. Prior to March 31, 2019, $210,000 was paid with the remaining $40,000 paid in April 2019. Pursuant to the operating agreement, PanOptic owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of SyncHealth’s membership units on May 1, 2019, an additional 6% on August 1, 2019 and an additional 7% on November 1, 2019, and at Alliance’s option, the 51% balance on January 31, 2020, upon transfer of between 2,273,329 and 14,776,638 shares of Company common stock based on 2019 Gross Revenue Quotas. As of September 30, 2019, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship. The remaining investment is impaired and written down to $0.

For the three-months and nine-months ended September 30, 2019, the Company recorded its equity share in the losses of SyncHealth amounting to $162,178 and $250,000, respectively.

NOTE 11 – SUBSEQUENT EVENT

On October 8, 2019, $122,552 and $100,000 in promissory notes due to Mr. Prashant Patel and Mr. Suren Ajjarapu, the President and director, and Chief Executive Officer and Chairman, respectively, were paid in full. The notes were due July 1, 2020.

In October 2019, the Company converted $175,000 of principal owed under various outstanding promissory notes into 350,000 shares common stock of the Company at $0.50 per share.

On October 23, 2019 (the “Closing Date”), Bonum Health, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement with Bonum Health, LLC, a Florida limited liability company (“Seller”) and Hardikkumar Patel, the sole member of the Seller (the “Member”). Pursuant to the Asset Purchase Agreement, the Company acquired from the Seller, certain specified assets and certain specified contracts associated with the assets of Seller’s operation as a telehealth service provider (the Tele Meds Platform)(the “Assets”). Included with the acquisition of the Assets, were contracts (relating to the Assets), intellectual property for the Bonum Health telemedicine Software and Technology and personal computers. The Company agreed to provide the Seller consideration equal to 250,000 shares of restricted common stock of the Company at the closing (the “Closing Shares”), and that the Seller had the right to earn up to an additional 650,000 shares of restricted common stock of the Company following the closing (the “Milestone Shares” and collectively with the Closing Shares, the “APA Shares”), as follows:

1. 240,000 shares upon the placement, by the Company, of 40 in-store wellness kiosks, utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date;

2. 205,000 shares upon placement, by the Company, of 70 in-store wellness kiosks utilizing the Tele Meds Platform, on or before the first anniversary of the Closing Date; and

3. 205,000 shares upon placement, by the Company, of 100 in-store wellness kiosks utilizing the Tele Meds Platform on or before the first anniversary of the Closing Date.

The Asset Purchase Agreement includes a three year non-compete requirement, prohibiting the Seller and the Member from competing against the Assets, customary representations and indemnification obligations, subject to a $25,000 minimal claim amount and certain limitations on liability disclosed in the Asset Purchase Agreement.

The Asset Purchase Agreement also requires the Company to fund up to $600,000 in connection with the remote hub installation, marketing and IT, subject to certain milestones set forth in the Asset Purchase Agreement (the “Funding Obligation”).

Subsequent to the acquisition, the Company determined that the Assets were not usable and wrote off the value of the Assets amounting to approximately $359,000.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Trxade Group, Inc.

Land O’ Lakes, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trxade Group, Inc., and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2013.

Houston, Texas

March 22, 2019

F-12

Trxade Group, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$869,557	$183,914
Accounts Receivable, net	433,627	319,467
Inventory	79,966	-
Prepaid Assets	82,927	102,095
Other Assets	-	2,000
Total Current Assets	1,466,077	607,476

Property Plant and Equipment, Net	15,006	-

Other Assets
Deposits	20,531	10,000
Goodwill	725,973	-

Total Assets	$2,227,587	$617,476

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities
Accounts Payable	$400,544	$106,084
Accrued Liabilities	138,323	156,961
Short Term Notes Payable net of $0 and $152 discount	-	10,587
Short Term Convertible Notes Payable	181,500	-
Short term Convertible Notes Payable – Related Parties	140,000	251,725
Total Current Liabilities	860,367	525,357

Long Term Liabilities
Convertible Notes Payable	-	181,500
Notes Payable – Related Parties	522,552	222,552
Total Liabilities	1,382,919	929,409

Shareholders’ Equity (Deficit)
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 33,285,827 and 31,985,827 shares issued and outstanding as of December 31, 2018 and 2017, respectively	332	320
Additional Paid-in Capital	8,955,411	7,807,860
Retained Deficit	(8,111,075)	(8,120,113)
Total Shareholders’ Equity (Deficit)	844,668	(311,933)

Total Liabilities and Shareholders’ Equity (Deficit)	$2,227,587	$617,476

The accompanying notes are an integral part of the consolidated financial statements.

F-13

Trxade Group, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2018 and 2017

	2018	2017
Revenues, net	$3,831,778	$2,931,280
Cost of Sales	449,049	-
Gross Profit	3,382,729	2,931,280

Operating Expenses
General and Administrative	3,470,345	2,536,185

Operating Income (Loss)	(87,616)	395,095

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)
Net Income	$9,038	$288,983

Net Income per Common Share – Basic:	$0.00	$0.01

Net Income per Common Share – Diluted:	$0.00	$0.01

Weighted average Common Shares Outstanding Basic	32,260,622	31,955,416

Weighted average Common Shares Outstanding Diluted	34,958,502	34,086,251

The accompanying notes are an integral part of the consolidated financial statements.

F-14

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2016	-	$-	31,660,827	$316	$7,260,723	$(8,409,096)	$(1,148,057)
Common Stock Issued for Cash	-	-	250,000	3	249,997	-	250,000
Common Stock Issued for Services	-	-	50,000	1	12,499	-	12,500
Warrants Issued for debt Amendment	-	-	-	-	16,556	-	16,556
Warrants Exercised	-	-	25,000	-	250	-	250
Options Expense	-	-	-	-	267,835	-	267,835
Net Income	-	-	-	-	-	288,983	288,983
December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)
Common Stock Issued for Cash	-	-	1,300,000	12	799,988	-	800,000
Warrants Issued for debt Amendment	-	-	-	-	7,444	-	7,444
Warrants for Acquisition of Community Specialty Pharmacy, LLC	-	-	-	-	170,291	-	170,291
Options Expense	-	-	-	-	169,828	-	169,828
Net Income	-	-	-	-	-	9,038	9,038
December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668

The accompanying notes are an integral part of the consolidated financial statements.

F-15

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2018 and 2017

	2018	2017
Operating Activities:
Net Income	$9,038	$288,983

Adjustments to reconcile net income to net cash provided by operating activities:
Stock Issued for Services	-	12,500
Options expense	169,828	267,835
Bad Debt Expense	2,271	-
Loss on debt extinguishment	7,444	16,556
Amortization of Debt Discount	152	88,647
Changes in operating assets and liabilities:
Accounts Receivable	(1,532)	(20,354)
Prepaid Assets and Other Assets	13,637	(90,763)
Inventory	(3,810)	-
Accounts Payable	95,149	(98,213)
Accrued Liabilities and Other Liabilities	(18,791)	(293,521)
Net Cash provided by operating activities	273,386	171,670

Investing Activities:
Purchase of Fixed Assets	(15,006)	-
Cash paid for acquisition of Community Specialty Pharmacy, LLC, net of cash received	(250,273)	-
Net Cash Used in Investing Activities	(265,279)	-

Financing Activities:
Repayments of Promissory Note – Third Parties	(10,739)	(432,685)
Repayments of Short Term Debt – Related Parties	(111,725)	-
Proceeds from Convertible Note – Related Parties	-	180,000
Proceeds from exercise of Warrants	-	250
Proceeds from Issuance of Common Stock	800,000	250,000
Net Cash provided by financing activities	677,536	(2,435)

Net increase in Cash	685,643	169,235
Cash at Beginning of the Year	183,914	14,679
Cash at End of the Year	$869,557	$183,914

Supplemental Cash Flow Information
Cash Paid for Interest	$36,970	$71,210
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Related party note payable and warrants issued for acquisition of Community Specialty Pharmacy, LLC	$470,921	$-
Reclass from accrued interest to short term convertible notes	$-	$16,500
Arrangement to move related party Accounts Payable to Notes Payable	$-	$32,552

The accompanying notes are an integral part of the consolidated financial statements.

F-16

Trxade Group, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

NOTE 1 – ORGANIZATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, and the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired in October 2018.

Trxade, Inc. operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Alliance Pharma Solutions, LLC has developed same day Pharma delivery software – Delivmeds.com and invested in SyncHealth MSO, LLC, a managed services organization in January 2019. (See Note 13).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Basis of Presentation – Historically, operations have been funded primarily through the sale of equity or debt securities and operating activities. In 2018, the Company renewed outstanding debt (See Note 3 and 4), raised capital (See Note 5) and had positive operating cash flow from operations. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Use of Estimates – In preparing these financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification – Certain prior year amounts have been reclassified to conform to the current year presentation.

F-17

Principle of Consolidation – The Company’s consolidated financial statements include the accounts of Trxade Group, Inc., Trxade, Inc., Integra Pharma Solutions, Inc., Alliance Pharma Solutions, LLC and Community Specialty Pharmacy, LLC. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents – Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation insured amounts. All investments purchased with a maturity of three months or less are cash equivalents. Cash and cash equivalents are available on demand and are generally within of FDIC insurance limits for 2018.

Accounts Receivable – The Company’s receivables are from customers and are collected within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2018 and 2017, $2,271 of bad debt expense and $0 of recovery of bad debt was recognized, respectively.

Inventory – Inventories are stated at the lower of cost or net realizable value. Cost is determined on a weighted average basis. On a quarterly basis, we analyze our inventory levels and no reserve is maintained as obsolete or expired inventories are written off. There is no reserve for inventory obsolescence during the periods presented.

Beneficial Conversion Features – The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Derivative financial instruments – The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, assuming maximum value, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments – The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

F-18

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Goodwill – The Company accounts for goodwill and intangible assets in accordance with ASC 350 “Intangibles Goodwill and Other”. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. The Company performed impairment analysis using the qualitative analysis under ASC 350-20 and noted no impairment issues for 2018.

Revenue Recognition – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted ASU 2014-09 using the modified retrospective approach effective January 1, 2018, under which prior periods were not retrospectively adjusted. The adoption of Topic 606 does not have a material impact to our consolidated financial statements, including the presentation of revenues in our Consolidated Statements of Operations.

Trxade, Inc. provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – Trxade, Inc.’s Terms and Use Agreement is acknowledged between the Wholesaler and Trxade, Inc. which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for products and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

F-19

Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Cost of Goods Sold – The Company recognized cost of goods sold in 2018 from activities in Integra Pharma Solutions, LLC and Community Specialty Pharmacy, LLC, which were not active in 2017.

Stock-Based Compensation – The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest.

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Income Taxes – The Company accounts for income taxes utilizing ASC 740, “Income Taxes” (SFAS No. 109). ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Tax years from 2015 forward are open to examination by the Internal Revenue Service.

Income (loss) Per Share – Basic net income (loss) per common share is computed by dividing net loss available to Common Stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The treasury stock method and as if converted methods are used to determine the dilutive shares for our options and warrants and convertible notes, respectively.

The following table sets forth the computation of basic and diluted income per common share for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Numerator:
Net Income	$9,038	$288,983

Numerator for basic and diluted income available to common shareholders	$9,038	$288,983

Denominator:
Denominator for basic income per common share – Weighted average common shares outstanding	32,260,622	31,955,416
Dilutive effect of Common Stock Equivalents	2,697,880	2,130,835
Denominator for diluted income per common share – adjusted weighted average common shares outstanding	34,958,502	34,086,251
Basic and Diluted income per common share	$0.00	$0.01

F-20

Concentration of Credit Risks and Major Customers - Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2018 and 2017, sales to two customers each represent greater than 10% of revenue.

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted the provisions of this ASU at January 1, 2019.

NOTE 3 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

Convertible promissory notes were issued in the aggregate amount of $200,000 in April and May 2015. The term of the notes was one year. Simple interest of 10% was payable at the maturity date of the note. Prior to maturity the notes may be converted for Common Stock at a conversion price of $1.50. The holders of the notes were granted warrants at one share of Common Stock for every $4.00 of the note principal amount, which totaled a warrant to purchase 50,000 shares of Common Stock. These warrants were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The Company used the Black-Scholes pricing model to estimate the fair value of the warrants issued along with convertible notes on the date of grant. The Company accounted for the relative fair value of the warrants issued and a total debt discount $53,546 was recorded.

In April and May 2016, $50,000 of the $200,000 in convertible promissory notes (plus $5,000 in interest) was repaid. A one-year extension was executed on the remaining notes and the interest owed, totaling $15,000 became part of the adjusted principal of notes and the balance of $165,000 is due May 2017. In connection with the one-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants at one Common Stock for $4.00 of the note amount and warrants to purchase 41,250 shares of Common Stock were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $37,579.

In April 2017, $165,000 in convertible promissory notes (plus $5,500 in interest) was amended. A two-year extension was executed on the remaining notes and the interest owed, totaling $16,500 became part of the adjusted principal of the notes and the balance of $181,500 is due May 2019. The conversion price was adjusted to $0.85 per share. In connection with the two-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants to purchase 18,150 shares of Common Stock that was issued at a strike price of $0.65 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $11,512.

F-21

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and the conversion was not beneficial and a total debt discount from the issued warrants of $53,546 was recorded in 2015 and $0 as of the date of the debt modification.

During 2017, debt discount of $0 was amortized. As of December 31, 2018 and 2017, short-tern convertible note has a balance of $181,500 and $0 respectively, net of $0 unamortized debt discount.

Promissory Note

In May 2016, a promissory note that was issued in May 2015 was renewed in the face amount of $250,000 and the term was extended an additional year. The note has an original issuance discount of $45,000 and this amount was paid in cash at the renewal. During 2016, a debt discount of $45,000 was amortized. As of December 31, 2016, the promissory note has a balance of $250,000 with an unamortized debt discount of $15,000.

During 2017 the debt discount of $15,000 was fully amortized and the balance of $250,000 was paid.

In October 2016, a promissory note was issued in the face amount of $47,000. The term of the note was one year. Payments are made daily and $3,917 of principal was paid in 2016. At December 31, 2016 the balance was $43,083.

In 2017 $43,083 of principal was paid and at December 31, 2017 the balance was $0.

In September 2016, a promissory note was issued for $189,000. The term of the note is 494 days. The debt discount was $39,000 thus the initial net proceeds were $150,000. At December 31, 2016, $139,602 was classified as short term with a discount of $25,306 and $10,739 was classified as long term with a discount of $152. Payments are made each weekday in the amount of $537. In 2017, $139,602 was paid off by cash and debt discount of $25,306 was amortized.

As of December 31, 2017, short term promissory notes have a balance of $10,739, net of $152 unamortized debt discount.

In 2018, $10,739 was paid off by cash and the debt discount of $152 was amortized.

As of December 31, 2018, short term promissory notes have a balance of $0, net of $0 unamortized debt discount.

Related Party Convertible Promissory Notes

In August 2016, $40,000 in promissory notes were issued to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. The term of the note was one year. Simple interest of 10% is payable at the maturity date of the note. Prior to maturity the note may be converted for Common Stock at a conversion price of $1.50.

In August 2017, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2018. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.80 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $5,044.

In August 2018, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2019. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $7,444.

F-22

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and $0 was recorded as of the grant date.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Mr. Nitil Patel, the brother of Mr. Prashant Patel. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for Common Stock at a conversion price of $0.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of Common Stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and the beneficial feature was not beneficial and a total debt discount of $65,390 due to the warrants was recorded as of the grant date.

In April 2017, a $61,725 related party note was renewed for a one-year extension at the same interest rate of 10%, due April 2018. In April 2018, $61,725 was paid in cash for full payment.

In September 2017, a $150,000 related party note was renewed for a six-month extension at the same interest rate of 10%, due in February 2018. In February 2018, $100,000 of the related party note was extended to July 2018 and then renewed for a year extension at the same interest rate of 10%, due July 2019. The remaining $50,000 was paid in cash in February 2018.

During 2017, the remaining debt discount of $48,341 was fully amortized. As of December 31, 2017, the short-term related party convertible notes had a principal balance of $251,725, net of an unamortized debt discount of $0.

As of December 31, 2018, the short-term related party convertible notes had a principal balance of $140,000, net of an unamortized debt discount of $0.

Related Party Promissory Note

In November 2016, Mr. Prashant Patel loaned the Company $10,000. The term of the loan is 90 days and is at zero percent interest. The balance at December 31, 2016 was $10,000.

In February 2017, $7,280 of accounts payable to Mr. Patel was added to the loan. The term of the loan was extended for 90 days and is at a zero interest rate. An additional $25,272 of accounts payable was added to the loan in the second quarter and the balance of $42,552 was converted to long-term debt in July 2017 and will mature in July 2020. (See Note 4).

NOTE 4 – LONG TERM DEBT

In 2017, there are $181,500 in convertible promissory notes due in May 2019 as described in Note 3.

F-23

Related Party Promissory Notes

In June 2017, the Company satisfied an outstanding promissory note, dated May 8, 2016, as amended, in the principal amount of $250,000 (the “NPR Note”), made by between the Company and NPR INVESTMENT GROUP, LLC (the “Lender”). The NPR Note included a personal guarantee from Suren Ajjarapu and Prashant Patel, who both serve on the Board of Directors of the Company and are controlling stockholders of the Company. Further, Mr. Ajjarapu is the CEO and President of the Company and Mr. Patel is Vice Chairman and Executive Director of Strategy.

In connection with the foregoing satisfaction of the NPR Note above, the Company received funds in June 2017 and entered into a promissory note agreement on July 1, 2017, whereby the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively (the “Promissory Notes”). The term of each of these Notes is three years and they each bear interest at 6%, which is payable annually.

The note due to Mr. Patel is $122,552. It comprises $80,000 for the NPR note, $17,280 for an existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

At December 31, 2018 and 2017, total related party long term debt was $522,552 and $222,552, respectively.

Future maturities of long-term debt in the next five years are as follows:

Due in 2020	$222,552
Due in 2021	$300,000
Due in 2022	$-
Due in 2023	$-
Total Debt	$522,552

NOTE 5 – STOCKHOLDERS’ EQUITY

2017

In January 2017, under a Private Offer Memorandum, 250,000 shares of Common Stock were issued for $250,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 87,500 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

In February 2017, 25,000 shares were issued when warrants were exercised at $0.01 grant price for $250.

In March 2017, 50,000 shares were issued for services performed for the Company and valued at fair value of $12,500.

2018

In July 2018, under a Private Offer Memorandum, 300,000 shares of Common Stock were issued for $300,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 161,538 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 1,000,000 shares of Common Stock were issued for $500,000 cash. The Common Stock was sold at $0.50 per share.

F-24

NOTE 6 - WARRANTS

In 2017, 87,500 warrants were issued related to common shares sold for cash (See Note 5). Likewise, 28,150 were issued for renewal of convertible debt (see Note 3) and 25,000 warrants were exercised. No warrants were forfeited in 2017.

In 2018, 161,538 warrants were issued related to common shares sold for cash (see Note 5), 10,000 were issued for renewal of convertible debt (see Note 3), 405,507 were issued related to the acquisition of Community Specialty Pharmacy, LLC, none were exercised and 435,000 were forfeited.

The following table summarizes the assumptions used to estimate the fair value of warrants granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	231-632%	200%
Weighted-average risk-free interest rate	2.55-2.75%	1.81-1.84%
Expected life of warrants	5-8 years	5 years

The Company’s outstanding and exercisable warrants as of December 31, 2018 and 2017 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2016	2,647,446	$0.24	4.24	$930,751
Warrants granted	115,650	$0.18	5.0	-
Warrants forfeited	-	-	-	-
Warrants exercised	(25,000)	$0.01	-	-

Warrants Outstanding as of December 31, 2017	2,738,096	$0.24	3.28	$937,567
Warrants granted	577,045	$0.02	7.11
Warrants forfeited	(435,000)	-	-	-
Warrants exercised	-	-	-	-

Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385

NOTE 7 - OPTIONS

The Company maintains a stock option plan under which certain employees and management are awarded option grants based on a combination of performance and tenure. All options may be exercised for a period up to four and ½ years following the grant date, after which they expire. Options are vested up to 5 years from the grant date. The Board has authorized the use of 2,000,000 shares for option grants.

Stock options were granted during 2018 and 2017 to employees totaling, 560,400 and 263,846, respectively. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $0.41 and $1.02 per share and have a term of 10 years. The last options expire April 2028.

Under the Black-Scholes option price model, fair value of the options granted in 2018 and 2017 were $278,358 and $169,100, respectively.

In April 2017, 253,846 options were granted with an exercise price of $0.65 and a term of 10 years from the grant date. The options vest over a period of one and four years.

F-25

In April 2017, four option grants, totaling 650,000 options, were amended to extend the exercise terms to 10 years from the date of grant. Incremental option expense recognized as a result of the amendment amounted to $69,611.

In April 2018, 560,400 options were granted with an exercise price of $0.50 and a term of 10 years from the grant date. The options vest over a period of four to five years.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The following table summarizes the assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	192-265%	200%
Weighted-average risk-free interest rate	2.08-2.73%	1.92%
Expected life of warrants	4-5 years	4.74 -7.50 years

Total compensation cost related to stock options was $169,828 and $267,835 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, there was $192,007 of unrecognized compensation costs related to stock options, which is expected to be recognized over a weighted average period of 6.98 years. The following table represents stock option activity for the two years ended December 31, 2018:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2016	1,044,500	$0.92	3.38	$-
Options Exercisable as of December 31, 2016	584,000	$1.05	3.02
Options granted	263,846	0.64	9.05	-
Options forfeited	(35,000)	1.02	8.25	-
Options expired	(75,000)	1.13	4.54	-

Options Outstanding as of December 31, 2017	1,197,846	$0.97	6.96	$-
Options Exercisable as of December 31, 2017	781,300	$1.02	6.30	$-
Options granted	560,400	0.50	9.26
Options forfeited	(25,400)	0.46	9.06
Options expired	-	-	-	-

Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91	$-

NOTE 8 – INCOME TAXES

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018.

The statutory tax rate is the percentage imposed by law; the effective tax rate is the percentage of income actually paid by a company after taking into account tax deductions, exemptions, credits and operating loss carry forwards.

At December 31, 2018 and 2017 deferred tax assets consist of the following:

	December 31, 2018	December 31, 2017
Federal loss carry forwards	$922,850	$963,833
Less: valuation allowance	(922,850)	(963,833)
	$-	$-

F-26

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

The estimated net operating loss carry forwards of approximately $4,400,000 will be available based on the new carryover rules in section 172(a) passed with the Tax Cuts and Jobs Acts.

NOTE 9 – RELATED PARTIES

In January 2017, Mr. Ajjarapu and Mr. Patel suspended their executive salaries of $165,000 and $125,000, for a period of five and six months, respectively. In January 2018, Mr. Ajjarapu and Mr. Patel’s executive salaries were amended to $200,000 and $150,000, respectively. All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement.

The Company owed management wages to Mr. Prashant Patel at December 31, 2018 of $0 and December 31, 2017 of $62,500, respectively.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC, a $300,000 promissory note was issued to Nikul Panchal, accruing interest at a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company leases two premises in Land O’ Lakes, Florida under an operating lease that expires in 2021 and in Tampa, Florida under an operating lease that expires in 2023. Future minimum rental payments under these non-cancelable operating leases as of December 31, 2018 are:

2019	$156,024
2020	$160,709
2021	$165,506
2022	$49,080
2023	$41,934
Total	$573,253

NOTE 11 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Inc., Community Specialty Pharmacy, LLC, and Other. Operating segments are defined as the components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Our chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and growth opportunities of each respective segment.

Year Ended December 31, 2018	Trxade, Inc.	Community Specialty Pharmacy, LLC	Other
Revenue	$3,407,822	$395,418	$28,538
Gross Profit	$3,407,822	$(34,971)	$9,878
Segment Assets	$822,412	$112,123	$1,293,052
Segment Profit/Loss	$1,371,615	$(116,588)	$(1,245,989)

The Company had no reportable segments in 2017. See Note 12.

F-27

NOTE 12 – BUSINESS COMBINATION

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company of $300,000 (see Note 4), and warrants to purchase 405,507 shares of the Common Stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over a period of three (3) years.

The Company recorded the acquisition under the guidance of ASC 805 “Business Combinations”. All the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value for the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

The accompanying unaudited pro forma combined statements of operations presents the accounts of Trxade and CSP for the years ended December 31, 2018 and 2017, respectively, assuming the acquisition occurred on January 1, 2017.

2018 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$3,436,360	$2,387,636	$5,823,996

Net Income (Loss)	$125,626	$(6,723)	$118,903

Net Income per common share – basic	$0.00		$0.00

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	32,260,622		32,260,622

Weighted average common shares - diluted	34,958,502		34,958,502

F-28

2017 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$2,931,280	$2,633,914	$5,565,194

Net Income (Loss)	$288,983	$(63,132)	$225,851

Net Income per common share – basic	$0.01		$0.01

Net Income per common share - diluted	$0.01		$0.01

Weighted average common shares - basic	31,955,416		31,955,416

Weighted average common shares - diluted	34,086,251		34,086,251

NOTE 13 – SUBSEQUENT EVENTS

In January 2019, Trxade Group, Inc. through its wholly-owned subsidiary Alliance Pharma Solution, LLC (“Alliance”) entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). It will be owned by PanOptic Health, LLC (“PanOptic”) and Alliance. Alliance will transfer $250,000 for the acquisition of the remaining 49% and the option to acquire the remaining ownership from PanOptic shareholders. Pursuant to the operating agreement PanOptic initially owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of the SyncHealth units on May 1, 2019, an additional 6% on August 1, 2019, an additional 7% on November 1, 2019 and at Alliance’s option, the balance of 51% on January 31, 2020. The Company has transferred $250,000 and has a 30% equity interest.

In February 2019, convertible promissory notes issued in 2015 for $150,000 were amended to reduce the conversion price from $0.85 to $0.50 and the remaining principal and accrued interest total of $211,983 were converted to 423,966 common shares.

In February 2019, 16,666 of warrants issued in 2014 at $0.01 were converted for $166 to 16,666 of common shares.

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ANNEX A

GLOSSARY OF PHARMACEUTICAL INDUSTRY TERMS

The following are abbreviations and definitions of certain terms used in this document, which are commonly used in the pharmaceutical industry:

“ACA” means the Patient Protection and Affordable Care Act, often shortened to the Affordable Care Act, nicknamed Obamacare, which is a U.S. federal statute which provides numerous rights and protections that make health coverage more fair and easy to understand, along with subsidies (through “premium tax credits” and “cost-sharing reductions”) to make it more affordable. The law also expands the Medicaid program to cover more people with low incomes.

“ADR” means Authorized Distributor of Record. Under current federal law, an ADR means a distributor with whom a manufacturer has established an ongoing relationship to distribute such manufacturer’s products.

“ANDA” means an abbreviated new drug application which contains data which is submitted to the FDA for the review and potential approval of a generic drug product.

“CMS” means the Centers for Medicare & Medicaid Services, which is a federal agency within the HHS that administers the Medicare program and works in partnership with state governments to administer Medicaid.

“CSA” means the Controlled Substances Act, the statute establishing federal U.S. drug policy under which the manufacture, importation, possession, use, and distribution of certain substances is regulated.

“DEA” means the Drug Enforcement Administration, a United States federal law enforcement agency under the United States Department of Justice, tasked with combating drug trafficking and distribution within the United States.

“DQSA” means the Drug Quality and Security Act which is a law that amended the FFDCA to grant the FDA more authority to regulate and monitor the manufacturing of compounded drugs.

“FDA” means U.S. The Food and Drug Administration, which is a federal agency of the United States Department of Health and Human Services. The FDA is responsible for protecting the public health by ensuring the safety, efficacy, and security of human and veterinary drugs, biological products, and medical devices; and by ensuring the safety of U.S. food supply, cosmetics, and products that emit radiation.

“FDAAA” means the Food and Drug Administration Amendments Act of 2007 which reviewed, expanded, and reaffirmed several existing pieces of legislation regulating the FDA.

“FFDCA” means the Federal Food, Drug and Cosmetic Act, which is a set of U.S. laws passed by Congress in 1938 giving authority to the FDA to oversee the safety of food, drugs, medical devices, and cosmetics.

“Generic drugs” are copies of brand-name drugs that have exactly the same dosage, intended use, effects, side effects, route of administration, risks, safety, and strength as the original drug.

“HHS”, the U.S. Department of Health and Human Services also known as the Health Department, is a cabinet-level department of the U.S. federal government with the goal of protecting the health of all Americans and providing essential human services.

A-1

“HIPPA” means the Health Insurance Portability and Accountability Act of 1996, which has the goal of making it easier for people to keep health insurance, protect the confidentiality and security of healthcare information and help the healthcare industry control administrative costs.

“Individually identifiable health information” is defined by HIPPA to mean information that is a subset of health information, including demographic information collected from an individual, and: (1) is created or received by a health care provider, health plan, employer, or health care clearinghouse; and (2) relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual; and (a) that identifies the individual; or (b) with respect to which there is reasonable basis to believe the information can be used to identify the individual.

“Medicaid” is a federal and state health insurance program in the U.S. that helps with medical costs for some people with limited income and resources. Medicaid also offers benefits not normally covered by Medicare, including nursing home care and personal care services.

“Medicare” is a national health insurance program in the U.S. It primarily provides health insurance for Americans aged 65 and older, but also for some younger people with disability status as determined by the Social Security Administration, as well as people with end stage renal disease and amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease).

“NDC” means a National Drug Code, a unique 10-digit, 3-segment number. It is a universal product identifier for human drugs in the United States. The code is present on all nonprescription (OTC) and prescription medication packages and inserts in the U.S. The 3 segments of the NDC identify the labeler, the product, and the commercial package size.

“PBM” means a Pharmacy Benefits Manager. In the United States, a PBM is a third-party administrator of prescription drug programs for commercial health plans, self-insured employer plans, Medicare Part D plans (prescription drug plans), the Federal Employees Health Benefits Program, and state government employee plans.

“PDMA” means the Prescription Drug Marketing Act of 1987. The PDMA establishes legal safeguards for prescription drug distribution to ensure safe and effective pharmaceuticals and is designed to discourage the sale of counterfeit, adulterated, misbranded, subpotent, and expired prescription drugs.

“Pedigree tracking laws” mean laws which help ensure the integrity of the U.S. drug supply chain through the use of drug pedigrees, verifiable written or electronic documents that track each move in a drug’s journey from manufacturer to patient.

“SNI” means Serialized Numerical Identifier. Pursuant to FDA requirements, a product’s SNI has to include the item’s NDC and unique Serial Number (SN).

A-2

TRXADE GROUP INC.

806,452 SHARES OF COMMON STOCK

PROSPECTUS

Dawson James Securities, Inc. Dougherty & Company LLC

             , 2020

Through and including ____________, 2020 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$895.62
FINRA Filing Fee	$5,000.00	*
Accounting fees and expenses	$7,000.00	*
Printing and engraving expenses	$12,000.00	*
Legal fees and expenses	$125,000.00	*
NASDAQ listing fees	$75,000.00	*
Transfer agent and registrar fees	$10,000.00	*
Miscellaneous	$5,000.00	*
Total	$239,895.62

*	Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act. Numbers of shares and exercise prices have been adjusted to reflect the Reverse Stock Split.

During the year ended 2016

Under a Private Offer Memorandum, 33,334 shares of common stock were sold for $300,000 cash, which included 16,667 shares in June 2016 and 16,667 shares in August 2016. The common stock was sold at $9.00 per share. In connection with this common stock offering, warrants to purchase 8,334 shares of common stock were issued at a strike price of $0.06 and an expiration date of five years. Warrants were exercised for 4,167 shares of common stock at $0.06 for $240.

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In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Nitil Patel, the brother of Prashant Patel, our President and major stockholder. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for common stock at a conversion price of $3.72 per share. In connection with the notes, the holders of the notes were granted warrants to purchase 8,811 shares of common stock. These warrants were issued at a strike price of $3.72 and an expiration date of five years from date of issuance.

In October 2016 and December 2016, additional secured convertible promissory notes totaling $300,000 were issued in connection with similarly issued notes, first issued in October 2015. The term of the notes was three years, and these notes, together with other similarly issued notes, were cancelled in connection with the sale of Westminster Pharmaceuticals, LLC, a Delaware limited liability company (“Westminster”) in December 2016. The holder of the note was granted a warrant to purchase a total of 16,667 shares of common stock at a strike price of $0.06 and an expiration date of five years from date of issuance.

On December 31, 2016, the Company entered into and consummated the sale of 100% of its equity interests in its wholly-owned subsidiary, Westminster. The purchase price for Westminster included the cancellation of $1,500,000 of indebtedness with the buyer under the secured promissory note and the issuance of a warrant to purchase 250,000 shares of the Company’s common stock. The warrants were issued at a strike price of $0.06 per share and have an expiration date of five years from date of grant under the term and conditions of a warrant agreement.

Stock Options to purchase 31,500 shares of common stock were granted during 2016 to employees. These options vest in up to 3 months to 5 years and are granted with an exercise price of between $4.50 - $6.12 per share and an expiration date up to five years after the last vesting period. The last options expire June 2026.

During the year ended 2017

In January 2017, pursuant to a Private Offering Memorandum, 41,667 shares of common stock were sold for $250,000 cash. The common stock was sold at $6.00 per share. In connection with this common stock offering, warrants to purchase 14,584 shares of common stock were issued with a strike price of $0.06 and an expiration date of five years.

In February 2017, the Company issued 4,167 shares of common stock when warrants were exercised at a $0.06 strike price for a total of $250. In March 2017, the Company issued 8,334 shares of common stock for services performed for the Company and valued at fair value of $12,500.

Stock options to purchase 43,975 shares of common stock were granted during 2017 to employees. These options vest over a period of 5 years, are granted with an exercise price of between $2.46 - $6.12 per share and have a term of 10 years. The last options expire October 2027.

During the year ended 2018

In July 2018, under a Private Offer Memorandum, 50,000 shares of common stock were sold for $300,000 cash. The common stock was sold at $6.00 per share. In connection with this common stock offering, warrants to purchase 26,924 shares of common stock were issued with a strike price of $0.06 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 166,667 shares of common stock were sold for $500,000 cash. The common stock was sold at $3.00 per share.

In 2018, warrants to purchase 26,924 shares of common stock were sold for cash, 1,667 were issued for renewal of convertible debt, 67,585 were issued related to the acquisition of Community Specialty Pharmacy, LLC, none were exercised and 72,500 were forfeited.

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Stock options to purchase 93,400 shares of common stock were granted during 2018 to employees. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $2.46 - $6.12 per share and have a term of 10 years. The last options expire April 2028.

During the Past Year

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to a conversion price of $3.00 and principal and accrued interest totaling $211,983 were then converted to 70,662 common shares. In addition, 2,779 of warrants that were issued in 2014 with an exercise price of $0.06 were converted to 2,779 of common shares.

In April and May 2019, options to purchase 84,167 shares of common stock were approved by the Compensation Committee of the Board of Directors and issued to employees, contractors and board members under our 2014 Equity Incentive Plan. The options were granted with an exercise price ranging from $2.46 to $2.64 and a term of 10 years from the grant date. The options vest over a period ranging from four to five years.

On July 10, 2019, we entered into a securities Purchase Agreement with R.S.N., LLC with respect to the private placement of 333,334 shares of our common stock at a purchase price of $3.00 per share, for gross proceeds of $1,000,000. This transaction closed on July 30, 2019.

On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Gary Augusta, who was appointed to the Board of Directors of the Company on October 9, 2019 and resigned on November 20, 2019. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.06 per share, of which warrants to purchase 25,000 shares vest on April 1, 2020 and warrants to purchase 25,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

On September 30, 2019, we closed the sale of securities pursuant to Securities Purchase Agreements entered into with certain accredited investors with respect to the private placement of 485,000 shares of our common stock at a purchase price of $3.00 per share, for gross proceeds of $1,455,000. Subscribers included Bedford Falls Capital, which is controlled by Gary Augusta, our former director (166,667 shares); Nitesh Patel, who is the cousin of Prashant Patel, our director and President (6,667 shares); Shilpa Patel, who is the spouse of Nitesh Patel, the brother of Prashant Patel our director and President (3,333 shares); and Nitil Patel, the brother of Prashant Patel, our director and President, (33,334 shares).

Further, on September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes (“Promissory Notes”) into 58,334 shares common stock of the Company at $3.00 per share under the terms of the Securities Purchase Agreement referenced above.

In September 2019, the Company agreed to grant warrants to purchase 5,000 shares of common stock at an exercise price of $0.06 per share to a consultant for services rendered. Although the Company is contractually obligated to grant the warrants as of the date of this Registration Statement, the Company has not entered into a formal warrant agreement in connection with such grant and as such, such warrants have not been formally granted or documented and are not reflected in the number of outstanding warrants disclosed throughout this Registration Statement.

On October 23, 2019, we closed the acquisition of certain assets of Bonum Health, LLC. The Company agreed to provide the seller consideration equal to 41,667 shares of restricted common stock of the Company at the closing, and that the seller had the right to earn up to an additional 108,334 shares of restricted common stock of the Company following the closing, as follows:

1. 40,000 shares upon the placement, by the Company, of 40 in-store wellness kiosks, utilizing the Tele Meds Platform, on or before the first anniversary of the closing date;

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2. 34,167 shares upon placement, by the Company, of 70 in-store wellness kiosks utilizing the Tele Meds Platform, on or before the first anniversary of the closing date; and

3. 34,167 shares upon placement, by the Company, of 100 in-store wellness kiosks utilizing the Tele Meds Platform on or before the first anniversary of the closing date.

Subsequent to the acquisition, the Company determined that the assets were not usable and wrote off the value of the assets amounting to approximately $359,000.

In November 2019, the Company agreed to grant options to purchase 16,667 shares of common stock at an exercise price of $7.50 per share, vesting over five years, to Dr. Pamela Tenaerts in consideration for agreeing to become a member of the Board of Directors of the Company and continued service on the board. Although the Company is contractually obligated to grant the options as of the date of this Registration Statement, the Company has not entered into a formal option agreement in connection with such grant and as such, such options have not been formally granted or documented and are not reflected in the number of outstanding options disclosed throughout this Registration Statement.

In January 2020, the Company agreed to grant warrants to purchase 5,000 shares of common stock at an exercise price of $3.00 per share to a consultant for services rendered. Although the Company is contractually obligated to grant the warrants as of the date of this Registration Statement, the Company has not entered into a formal warrant agreement in connection with such grant and as such, such warrants have not been formally granted or documented and are not reflected in the number of outstanding warrants disclosed throughout this Registration Statement.

In January 2020, the Company agreed to grant options to purchase 10,000 shares of common stock at an exercise price of $7.50 per share, vesting over five years, to an employee in consideration for services agreed to be rendered to the Company. Although the Company is contractually obligated to grant the options as of the date of this Registration Statement, the Company has not entered into a formal option agreement in connection with such grant and as such, such options have not been formally granted or documented and are not reflected in the number of outstanding options disclosed throughout this Registration Statement.

* * * * * * *

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above were exempt from registration pursuant to Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering pursuant to benefit plans and contracts relating to compensation as provided under Rule 701, or were exempt offerings under Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Land O’ Lakes, State of Florida on the 3rd day of February 2020.

TRXADE GROUP, INC.

/s/ Suren Ajjarapu
By:	Suren Ajjarapu, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suren Ajjarapu	Chairman of the Board, Chief Executive Officer and Secretary	February 3, 2020
Suren Ajjarapu	(Principal Executive Officer)

/s/ Howard A. Doss	Chief Financial Officer	February 3, 2020
Howard A. Doss	(Principal Financial and Accounting Officer)

*	Director, President and Chief Operating Officer	February 3, 2020
Prashant Patel

*	Director	February 3, 2020
Donald G. Fell

*	Director	February 3, 2020
Michael L. Peterson

*	Director	February 3, 2020
Dr. Pamela Tenaerts

* By:	/s/ Suren Ajjarapu
Suren Ajjarapu, Attorney-In-Fact

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
2.1	Membership Interest Purchase Agreement	8-K	000-55218	2.01	October 16, 2018
2.2	Purchase and Sale Agreement	8-K	000-55218	2.01	January 5, 2017
2.3+	Asset Purchase Agreement dated October 23, 2019 between Trxade Group, Inc.’s wholly-owned subsidiary Bonum Health, LLC, a Delaware limited liability company, Bonum Health, LLC, a Florida limited liability company, and Hardikkumar Patel	8-K	000-55218	2.1	October 28, 2019
3.1	Second Amended and Restated Certificate of Incorporation of Trxade Group, Inc.	S-1	333-234221	3.1	October 15, 2019
3.2	Amended and Restated Bylaws of Trxade Group, Inc.	10-12G/A	000-55218	3.1	July 24, 2014
5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
10.1	Promissory Note	8-K	000-55218	2.02	October 16, 2018
10.2	Revocable Warrant	8-K	000-55218	2.03	October 16, 2018
10.3	Warrant Agreement	8-K	000-55218	2.02	January 5, 2017
10.4**	Indemnification Agreement	10-K	000-55218	10.1	March 22, 2019
10.5	Contribution Agreement	8-K	000-55218	10.1	January 22, 2019
10.6	Technology Integration Agreement	8-K	000-55218	10.2	January 22, 2019
10.7	Operating Agreement	8-K	000-55218	10.3	January 22, 2019
10.8	Shareholder Agreement	8-K	000-55218	10.4	January 22, 2019
10.9	Subscription Agreement	8-K	000-55218	10.5	January 22, 2019
10.10	Letter Agreement	8-K	000-55218	10.6	January 22, 2019
10.11	Form of Securities Purchase Agreement	8-K	000-55218	10.1	November 14, 2018
10.12	Form of Securities Purchase Agreement	8-K	000-55218	10.1	July 13, 2018
10.13	Form of Investment Warrant Agreement	8-K	000-55218	10.2	July 13, 2018
10.14	Promissory Note with Sansur Associates LLC	8-K	000-55218	10.1	July 5, 2017
10.15	Promissory Note with Prashant Patel	8-K	000-55218	10.2	July 5, 2017

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10.16**	Form of Indemnification Agreement	8-K	000-55218	10.1	August 25, 2016
10.17	Amendment to Convertible Note Agreement and Note	8-K	000-55218	10.1	June 3, 2016
10.18**	Amendment to Ajjarapu Executive Employment Agreement	10-K	000-55218	10.14	March 28, 2016
10.19	Note Purchase Agreement	8-K	000-55218	10.1	October 27, 2015
10.20	Form of Note	8-K	000-55218	10.2	October 27, 2015
10.21	Form of Warrant	8-K	000-55218	10.3	October 27, 2015
10.22**	Indemnification Agreement	8-K	000-55218	10.1	March 18, 2015
10.23**	Indemnification Agreement	8-K	000-55218	10.1	Dec 23, 2014
10.24	Subscription Agreement	8-K	000-55218	10.1	September 26, 2014
10.25	Warrant Agreement	8-K	000-55218	10.2	September 26, 2014
10.26	Registration Rights Agreement	8-K	000-55218	10.3	September 26, 2014
10.27	RxTPL Logistics Services Agreement	10-12G/A	000-55218	10.9	Sept 5, 2016
10.28**	Employment Agreement - Suren Ajjarapu	10-12G/A	000-55218	10.5	July 24, 2014
10.29**	Employment Agreement - Prashant Patel	10-12G/A	000-55218	10.6	July 24, 2014
10.30	Related Parties - Promissory Note Patel	10-12G/A	000-55218	10.7	July 24, 2014
10.31	Related Parties - Promissory Note Sansur	10-12G/A	000-55218	10.8	July 24, 2014
10.32*	2014 Equity Incentive Plan	10-12G	000-55218	10.3	June 11, 2014
10.33	Merger and Reorganization Agreement of XCELLINK INTERNATIONAL, INC., a Delaware corporation (predecessor to Trxade Group, Inc. a Delaware corporation) and Trxade Group, Inc., a Nevada corporation	10-12G	000-55218	10.1	June 11, 2014
10.34**	Form of Indemnification Agreement entered into between Trxade Group, Inc. and its directors and certain officers	10-12G	000-55218	10.4	June 11, 2014
10.35	Series A Preferred Stock Purchase Agreement	10-12G	000-55218	10.2	June 11, 2014
10.36	Form of Securities Purchase Agreement (July 30, 2019 Offering)	8-K	000-55218	10.1	July 11, 2019
10.37	Form of Securities Purchase Agreement (September 30, 2019 Offering)	8-K	000-55218	10.1	October 2, 2019
10.38**	Trxade Group, Inc. 2019 Equity Incentive Plan	8-K	000-55218	10.1	October 15, 2019
10.39%	Securities Purchase Agreement dated October 23, 2019, by and among Trxade Group, Inc. and Bonum Health, LLC, a Florida limited liability company	8-K	000-55218	10.1	October 28, 2019
10.40	Form of Registration Rights Agreement dated October 23, 2019, by and among Trxade Group, Inc. and Bonum Health, LLC, a Florida limited liability company	8-K	000-55218	10.2	October 28, 2019

II-9

10.41	Transition Services Agreement dated October 23, 2019, by and among Trxade Group, Inc. and Bonum Health, LLC, a Florida limited liability company	8-K	000-55218	10.3	October 28, 2019
14.1	Code of Ethics	10-K	000-55218	14.1	March 23, 2015
23.1	Consent of Independent Registered Public Accounting Firm					X
23.21*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Original Form S-1 Registration Statement)	S-1	333-235540	24.1	December 17, 2019
101.INS	XBRL Instance Document	S-1				X
101.SCH	XBRL Taxonomy Extension Schema Document	S-1				X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	S-1				X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	S-1				X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	S-1				X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	S-1				X

*	To be filed by amendment.

**	Indicates management contract or compensatory plan or arrangement.

+ Certain schedules, exhibits, annexes and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Trxade Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedule or exhibit so furnished.

% Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Trxade Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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